                                                                   EXHIBIT 10.67

                        POWER PURCHASE AND SALE AGREEMENT
                                      AMONG
                           LG&E POWER MARKETING INC.,
                                 LG&E POWER INC.
                                       AND
                          OGLETHORPE POWER CORPORATION
        (AN ELECTRIC MEMBERSHIP GENERATION AND TRANSMISSION CORPORATION)

                           Dated as of January 1, 1997

                        POWER PURCHASE AND SALE AGREEMENT
                                      AMONG
                           LG&E POWER MARKETING INC.,
                                 LG&E POWER INC.
                                       AND
                          OGLETHORPE POWER CORPORATION
        (AN ELECTRIC MEMBERSHIP GENERATION AND TRANSMISSION CORPORATION)

                                Table of Contents                           Page

Article 1. Definitions and Construction........................................3

Article 2. Purchases and Sales.................................................4
         2.1.   Sales by LPM...................................................4
         2.2.   Sales by OPC...................................................4
                2.2.1. Must Run Resources......................................4
                2.2.2. Dispatchable OPC Resources..............................5
                2.2.3. Manner of Request.......................................5
         2.3.   Remedy for Breach of MW Representation.........................5
         2.4.   Customer Choice Load...........................................5
         2.5.   Failure to Deliver or Receive..................................6
         2.6.   Stranded Costs.................................................7

Article 5. Price...............................................................7
         3.1.   OPC Contracts..................................................7
         3.2.   Information on OPC Resources and System........................8
         3.3.   Allocation of OPC Resources....................................8
         3.4.   RESERVED ......................................................8
         3.5.   Dispersed Generation...........................................8
         3.6.   Load Management................................................8
         3.7.   Hartwell Fuel..................................................9
         3.8.   Coal ..........................................................9
         3.9.   SEPA Energy....................................................9
         3.10.  Block Power Sale Agreements....................................9
         3.11.  New Resources..................................................9
         3.12.  Emission Allowances............................................9


Article 4. Transmission........................................................9
         4.1.   Transmission and Scheduling....................................9
         4.2.   Title and Risk of Loss.........................................9
         4.3.   Scheduling ...................................................10
         4.4.   Delivery Points...............................................10
         4.5.   Transformer and Transmission Loss Adjustments.................10

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.


                                        i

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         4.6.   Imbalances and Regulation Deviation Errors....................11
         4.7.   Non-Territorial Contractual Delivery Obligations..............11
         4.8.   Control Area..................................................11
         4.9.   Other OPC or GTC Responsibilities.............................11

Article 5. Price .............................................................11
         5.1.   OPC's Contract Price..........................................11
         5.2.   RESERVED......................................................11
         5.3.   LPM's Contract Price..........................................11
         5.4.   Amounts Due to OPC and LPM....................................12
                5.4.1. [**] ..................................................12
                5.4.2. RESERVED ..............................................12
                5.4.3. RESERVED ..............................................12
                5.4.4. RESERVED ..............................................12
                5.4.5. [**] ..................................................12
                5.4.6. [**] ..................................................12
                5.4.7. [**] ..................................................12
                5.4.8. [**] ..................................................13
         5.5.   RESERVED .....................................................13
         5.6.   RESERVED .....................................................13

Article 6. Term ..............................................................13
         6.1.   Term .........................................................13
         6.2.   RESERVED .....................................................13

Article 7. Confidential Information...........................................14
         7.1.   Confidentiality and Authorization to Use Information..........14
         7.2.   Authorized Disclosure.........................................14
         7.3.   Return of Confidential Information............................14
         7.4.   Right to Remedies.............................................14
         7.5.   Georgia Trade Secrets Act.....................................15

Article 8. Billing, Payment and Records.......................................15
         8.1.   Billing Statements............................................15
         8.2.   Offset of Payment Obligations.................................15
         8.3.   Payments .....................................................15
         8.4.   Audit Rights..................................................16
         8.5.   Subsequent Payment Adjustments................................16
         8.6.   Records ......................................................16

Article 9. Taxes .............................................................17
         9.1.   Seller's Obligation...........................................17
         9.2.   Buyer's Obligation............................................17
         9.3.   Exemption Certificates........................................17
         9.4.   [**] .........................................................17

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.


                                       ii
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Article 10. Indemnification and Remedies......................................17
         10.1.  General Indemnity.............................................17
         10.2.  Limitation on Remedies........................................17
         10.3.  Duty to Mitigate..............................................18
         10.4.  DISCLAIMER ...................................................18
         10.5.  [**] .........................................................18
         10.6.  Relation with November 1996 Agreement.........................18

Article 11. Conditions Precedent to Extension of Term.........................18
         11.1.  Regulatory Authorizations.....................................18
         11.2.  OPC Restructuring.............................................19
         11.3.  Board Approval................................................19

Article 12. Representations and Warranties....................................19
         12.1.  Mutual Representations........................................19
         12.2.  Additional OPC Representations................................19
         12.3.  Additional LG&E Parties Representations.......................20
         12.4.  Mutual Assistance.............................................21
         12.5.  Good Title ...................................................21
         12.6.  Power Quality.................................................21
         12.7.  Other Contracts...............................................21
         12.8.  Continuing Representations and Warranties.....................21

Article 13. Defaults and Remedies.............................................21
         13.1.  Events of Default.............................................21
         13.2.  Early Termination; Remedies...................................22
         13.3.  [**] .........................................................22
         13.4.  Failure to Pay................................................22
         13.5.  Effect of Regulation..........................................22
         13.6.  Notice to LPI.................................................22

Article 14. Arbitration.......................................................23
         14.1.  Applicability; Selection of Arbitrators.......................23
         14.2.  Discovery, Hearing............................................24
         14.3.  Decision .....................................................24
         14.4.  Expenses .....................................................24

Article 15. Force Majeure.....................................................24
         15.1.  Effect of Force Majeure.......................................24

Article 16. Material Changes..................................................25
         16.1.  [**] .........................................................25
         16.2.  [**] .........................................................25

Article 17. Miscellaneous.....................................................25
         17.1.  Assignment ...................................................25

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.


                                      iii
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                  17.1.1.  General............................................25
                  17.1.2.  Assignment for Security............................25
         17.2.    Notices ....................................................26
         17.3.    Applicable Law..............................................26
         17.4.    Survival of Obligations.....................................26
         17.5.    Entire Agreement............................................26
         17.6.    No Partnership..............................................26
         17.7.    Amendment ..................................................26
         17.8.    Third Parties...............................................26
         17.9.    Waiver .....................................................27
         17.10.   Character of Sales by OPC...................................27
         17.11.   Severability................................................27
         17.12.   RESERVED ...................................................27
         17.13.   Headings ...................................................27
         17.14.   Counterparts................................................27
         17.15.   LPI Obligations.............................................27
                  17.15.1. Failure of Performance of LPM......................27
                  17.15.2. Further Covenants of LPI...........................28
                  17.15.3. No Discharge.......................................28
         17.16.   Administration..............................................28
         17.17.   RESERVED ...................................................29
         17.18.   Further Assurances..........................................29
         17.19.   RUS Approval................................................29
         17.20.   Other ......................................................29
         17.21.   Novation of Interim Agreement...............................29

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.


                                       iv
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Schedule A

Exhibits

1.25(iii) Energy Costs for Certain OPC Resources
1.25(iv)  Energy Costs for Qualifying Facilities
1.43      Level B-1 Diagram
1.62      Participating Members
2.1       Off-System Sales Contracts
2.2.1     [**]
2.2.2     [**]
3.2(i)    OPC Resources
3.2(ii)   [**]
3.3       LPM's Share of Participating Member OPC Resources
4.1(b)    [**]
5.3       LPM Sales Price
5.4.1(a)  [**]
5.4.1(b)  [**]
5.4.5     [**]
5.4.6     [**]
5.4.7(a)  [**]
5.4.7(b)  [**]
5.4.8(a)  [**]
5.4.8(b)  [**]
17.2      Notices and Payment
18        Map of EMC Service Territory

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.


                                       v
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                        POWER PURCHASE AND SALE AGREEMENT
                                      AMONG
                            LG&E POWER MARKETING INC.
                                 LG&E POWER INC.
                                       AND
                          OGLETHORPE POWER CORPORATION
        (AN ELECTRIC MEMBERSHIP GENERATION AND TRANSMISSION CORPORATION)

         This Power Purchase and Sale Agreement dated as of January 1, 1997, together with any permitted future amendments ("Agreement") is entered into by and among Oglethorpe Power Corporation (An Electric Membership Generation and Transmission Corporation), a corporation organized and existing under Title 46 of the Official Code of Georgia Annotated, together with any permitted successor or assign ("OPC"), LG&E Power Inc., a corporation organized and existing under the laws of the State of Delaware, together with any permitted successor or assign ("LPI"), and LG&E Power Marketing Inc., a corporation organized and existing under the laws of the State of California, together with any permitted successor or assign ("LPM") (collectively, LPI and LPM are referred to herein as "LG&E Parties").

                                   WITNESSETH

         WHEREAS, OPC is an electric generation corporation which operates on a cooperative basis and which supplies certain electric requirements of its member cooperatives for electric power and energy supplied to their wholesale and retail customers;

         WHEREAS, LPM is a power marketer authorized by the Federal Energy Regulatory Commission to purchase and sell electric energy for resale at negotiated, market-based rates;

         WHEREAS, LPM is an indirect, wholly owned subsidiary of LPI;

         WHEREAS, the existing OPC Resources are demonstrably insufficient to supply the anticipated peak electric requirements of OPC and its member cooperatives in 1998, in light of the 1996 Official Load Forecast, and the termination of uneconomic existing power purchase resources;

         WHEREAS, OPC has reasonably determined that it is not economically efficient at this time for OPC to plan for the construction or acquisition of additional generating facilities to supply the electric requirements of OPC and its member cooperatives, and that the native load electric requirements of its cooperative members can economically and efficiently be supplied through the purchase from a power marketer of such requirements for electric energy;

         WHEREAS, in accordance with such strategic plan for serving its member cooperatives, OPC has requested bids from various power marketers, and LPM has been selected as a successful bidder to supply certain electric requirements of its member cooperatives;

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

         WHEREAS, LPM desires to purchase Electric Energy from OPC for resale
(i) to OPC at prices consistent with this Agreement and (ii) to third parties at such prices as LPM shall determine;

         WHEREAS, the Parties believe that their respective objectives can be achieved if OPC sells to LPM a portion of the Electric Energy that OPC is obligated to take or purchase from Must Run Resources and offers to sell to LPM certain other Electric Energy which OPC is entitled to take or purchase, as more specifically set forth herein, and LPM agrees to supply OPC at wholesale with Electric Energy it has purchased from OPC or from other sources;

         WHEREAS, on November 19, 1996, LPM, LG&E Energy Corp., and OPC entered into a long-term power purchase and sales agreement pursuant to which LPM has agreed to sell Electric Energy to OPC to satisfy certain of OPC's requirements for Electric Energy (the "November 1996 Agreement");

         WHEREAS, in the November 1996 Agreement, OPC agreed to sell to LPM a portion of the Electric Energy that OPC is obligated to take or purchase from Must Run Resources (as defined in the November 1996 Agreement) and to offer and to sell to LPM certain other Electric Energy which OPC is entitled to take or purchase, as more specifically set forth therein;

         WHEREAS, Sawnee EMC and Coweta-Fayette EMC chose not to participate in the November 1996 Agreement;

         WHEREAS, the Parties entered into an Interim Agreement on December 31, 1996, ("Interim Agreement") under which OPC is required to sell or to offer to sell, and LPM shall be required to purchase or entitled to purchase, certain of the OPC Resources;

         WHEREAS, under the Interim Agreement, LPM is required to sell to OPC at certain prices Electric Energy it has purchased from OPC or from other sources;

         WHEREAS, the Interim Agreement will terminate upon the execution of this Agreement or on 24:00 CPT on January 23, 1997, whichever is earlier;

         WHEREAS, the Parties intend this Agreement to cover the purchase and sale of Electric Energy by LPM to OPC to satisfy certain OPC requirements for Electric Energy; specifically for Sawnee EMC and Coweta-Fayette EMC, which were not included in the November 1996 Agreement;

         WHEREAS, the Parties intend this Agreement to operate as a novation of the Interim Agreement and to be interpreted as if it was in full force and effect as of January 1, 1997;

         WHEREAS, OPC intends to enter into a second long-term contract with another power marketer to provide on a long-term basis all or a portion of OPC's requirements for Electric Energy that are not provided under the November 1996 Agreement or this Agreement, but which is not in place at the time of execution of this Agreement;

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

         WHEREAS, the Parties recognize that until implementation of the second long-term contract with another power marketer, OPC will operate portions of the OPC Resources that are not allocated to LPM under either the November 1996 Agreement or under this Agreement, and that after implementation of the second long-term contract with another power marketer LPM will be one of two power marketers supplying certain electric requirements of OPC's member cooperatives, and that the administration and implementation of this Agreement will require coordination with OPC and the administration and implementation of the second long-term contract with another power marketer and OPC;

         WHEREAS, the Parties recognize that OPC may in the future enter into additional agreements with power marketers to serve Customer Choice Load or other load growth not served under this Agreement; provided, that such additional agreements shall not interfere with OPC's ability to perform under this Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and for other good and valuable consideration, OPC and the LG&E Parties hereby agree as follows:

                                   Article 1.

                          Definitions and Construction

         All capitalized terms used herein and not otherwise defined, whether singular or plural, shall have the respective meanings set forth in Schedule A. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Any reference in this Agreement to "Section," "Article," "Exhibit" or "Schedule" shall be references to this Agreement. Unless the context requires otherwise, any reference in this Agreement to any document shall mean such document and all schedules, exhibits, and attachments thereto as amended and in effect from time to time. Unless otherwise stated, any reference in this Agreement to any person shall include its permitted successors and assigns and, in the case of any governmental authority, any person succeeding to its functions and capacities. The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement shall, unless otherwise expressly specified, refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the term "including" is used herein in connection with a listing of items included within a prior reference, such listing shall be interpreted to be illustrative only, and shall not be interpreted as a limitation on or exclusive listing of the items included within the prior reference.

         In the event of a conflict between the text of this Agreement and any Exhibit or Schedule, the terms of the Agreement shall prevail. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                                   Article 2.

                               Purchases and Sales

         2.1. Sales by LPM. (a) In each Interval of the Term, LPM shall sell and deliver, or cause to be delivered, and OPC shall purchase and receive, or cause to be received, an amount of Electric Energy equal to the sum of (i) LPM's Share of Participating Member Load in that Interval, plus (ii) LPM's Share of Participating Member Off-System Sales in that Interval, plus (iii) LPM's Share of Participating Member Customer Choice Load in that Interval. This Agreement shall constitute the single agreement under which LPM is obligated to supply at wholesale Electric Energy to serve LPM's Share of Participating Member Load, LPM's Share of Participating Member Customer Choice Load, and LPM's Share of Participating Member Off-System Sales in accordance with the terms hereof, and no further request, schedule or agreement by OPC is needed.

         (b) The Parties recognize and agree that [**] (iii) neither of the foregoing shall entitle LPM to avoid its obligations hereunder or to adjust the LPM Sales Price, except as expressly permitted under the provisions of this Agreement.

         (c) In lieu of selling or buying Electric Energy, LPM reserves the right to broker Electric Energy from or to Louisville Gas and Electric Company and OPC agrees to accept or supply such Electric Energy pursuant to its Interchange Agreement or other existing contracts with Louisville Gas and Electric Company in complete satisfaction of LPM's obligations hereunder; provided, that any such arrangements shall be performed at a price and under terms and conditions that are the same as those specified herein; and provided, further, that OPC shall have no obligation to participate in any such arrangement unless LPM establishes to OPC's satisfaction that Louisville Gas and Electric Company has all requisite regulatory authorization to perform in accordance with the foregoing.

         2.2. Sales by OPC. OPC shall on a real time basis inform LPM of LPM's Share of Participating Member OPC Resources, including Must Run Resources and Dispatchable Resources, that are available for the delivery of OPC Energy, in accordance with the terms of this Agreement, the OPC Contracts and the Administrative Procedures.

                  2.2.1. Must Run Resources. In each Interval of the Term, OPC shall sell and LPM shall purchase all of the OPC Energy from LPM's Share of Participating Member OPC Resources associated with Must Run Resources (other than purchased power resources) that are actually available during such Interval. OPC represents that the Must Run Resources are currently as of the Effective Date and shall, except for Allowed Must Run Outage Hours, remain during each Interval of the Term capable of the production

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

         and sale of at least [**] set forth in Exhibit 3.2(i). Exhibit 2.2.1 sets forth by calendar quarter, the number of hours ("Allowed Must Run Outage Hours") for which the Must Run Resources may generate [**] set forth in Exhibit 3.2(i).

                  2.2.2. Dispatchable OPC Resources. (a) With respect to Dispatchable Resources, OPC hereby offers to sell to LPM on an exclusive basis, and LPM has the exclusive right, but not the obligation, to purchase from OPC any OPC Energy from LPM's Share of Participating Member OPC Resources associated with Dispatchable Resources which is available during each Interval of the Term. OPC represents that the Dispatchable Resources (other than purchased power resources) are currently as of the Effective Date and shall, except for Allowed Dispatchable Outage Hours, remain during each Interval of the Term capable of the production and sale [**] set forth in Exhibit 3.2(i), and that LPM shall have the right, during each Interval during the Term to Schedule Electric Energy from each Dispatchable Resource to the extent of its availability. Exhibit 2.2.2 sets forth by Summer and Non-Summer Period designation the number of hours ("Allowed Dispatchable Outage Hours") for which the Dispatchable Resources may generate [**] set forth in Exhibit 3.2(i).

                  (b) LPM shall effect the acceptance of an OPC offer made pursuant to paragraph (a) of this Section 2.2.2 by complying with the provisions of 2.2.3 and the Scheduling procedures set forth in Article
         4. OPC shall sell and LPM shall purchase all such Electric Energy Properly Requested by LPM.

                  2.2.3. Manner of Request. LPM shall Properly Request OPC Energy from LPM's Share of Participating Member OPC Resources through
         (i) a recorded telephone conversation between the Parties, or (ii) such other method of communication, including electronic communication, as the Administrative Committee may determine is appropriate. Such requests shall be confirmed in the manner, if any, established by the Administrative Committee for the type of communication in question. The Parties agree not to contest or assert any defense to the validity or enforceability of telephonic requests under Laws relating to whether certain agreements are to be in writing or signed by the party to be thereby bound, or the authority of any employee of such Party to make such communication. Each Party consents to the recording of its representatives' telephone conversations without any further notice. All recordings or electronic communications may be introduced into evidence to prove oral agreements between the Parties.

         2.3. Remedy for Breach of MW Representation. If at any time during the Term either OPC's representation set forth in Section 2.2.1 or Section 2.2.2(a) ceases to be correct (i.e. the OPC Resource is not capable of producing the required Mws), [**]

         2.4. Customer Choice Load. (a) Subject to paragraph (b) below, LPM shall be obligated to serve [**] of the requirements for Electric Energy of any Customer Choice Customer [**]; provided, that such obligation shall not entitle LPM to serve any portion of such requirements, and OPC or the Participating Member shall have the right to seek and accept bids from third parties for all or any portion of such requirements; and provided further, that LPM shall have the option but not the obligation to submit a bid to serve a greater percentage than that

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

designated above of any such Customer Choice Customer's requirements on such price and other terms as may be mutually agreeable with OPC or the affected Participating Member.

         (b) LPM may within forty-eight (48) hours after OPC's request bid on a case by case basis to serve all of the requirements of (i) any Customer Choice Customer whose [**] and (ii) any Customer Choice Customer whose load is [**], at such price and on such other terms as may be acceptable to LPM. To the extent OPC accepts such bid, then LPM shall be obligated to serve 100% of such Customer Choice Customer's requirements in accordance with such bid, and such requirements shall be included in LPM's Share of Participating Member Customer Choice Load. Notwithstanding anything to the contrary contained in this Agreement, OPC or a Participating Member shall have the right to seek and accept bids from third parties to serve all of the requirements of the Customer Choice Customers described in this paragraph (b).

         (c) The aggregate of all Customer Choice Load that LPM either is obligated to serve, or agrees to serve, as the case may be, shall be LPM's Share of Participating Member Customer Choice Load.

         (d) The price applicable to LPM's Share of Participating Member Customer Choice Load shall be the Customer Choice Price; provided, that if LPM offers, other than pursuant to this Agreement, to directly serve a Customer Choice Customer at a price that is less than the applicable Customer Choice Price, then LPM shall be obligated to serve 100% of the requirements of such Customer Choice Customer under this Agreement at a comparable price.

         2.5. Failure to Deliver or Receive. (a) Unless excused by Force Majeure or the unexcused failure of Buyer's performance, if Seller fails to deliver, or cause to be delivered, the Contract Quantity, [**]

         (b) Unless excused by Force Majeure or the unexcused failure of Seller's performance, if Buyer fails to receive, or cause to be received, the Contract Quantity, [**]

         (c) The parties recognize that GSOC shall be responsible for maintaining the stability and reliability of OPC's generation and GTC's transmission system. OPC or its designee, GSOC, shall use commercially reasonable efforts to provide LPM with advance notice of possible transmission constraints, voltage deterioration, or similar system events or occurrences that might result in a prospective failure by, or inability of OPC to Schedule or deliver Electric Energy Properly Requested by LPM, such that LPM, to the extent practicable, shall be able to determine whether or not to modify the OPC Resources from which it desires to receive Electric Energy or the amount thereof or to bear the risk associated with its original request, and OPC and LPM shall each use commercially reasonable efforts to discuss and agree upon the necessary redispatching. In the event OPC and LPM are unable to agree in advance, and OPC or its designee determines in good faith that in order to assure the stability and reliability of OPC's generation and GTC's transmission system, it is necessary in accordance with Prudent Utility Practice to deliver Electric Energy from an OPC Resource other than the OPC Resource associated with Electric Energy Properly Requested by LPM, then the further provisions of this paragraph 2.5(c) shall apply. The Administrative Committee shall review all relevant facts

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

concerning the alternative delivery Scheduled and dispatched by OPC or its designee. If the Administrative Committee determines unanimously that the actions taken by both OPC and LPM were consistent with Prudent Utility Practice and their respective obligations under this Section 2.5(c), then any additional costs associated [**]. If the Administrative Committee does not so determine, then the Party determined unanimously by the Administrative Committee to be at fault shall bear [**]. If the Administrative Committee cannot in good faith reach a unanimous decision, then the matter shall be subject to arbitration under Article 14.

         (d) The provisions of this Section 2.5 shall not apply to the circumstances in which adjustments have been made pursuant to Section 5.4.

         2.6. Stranded Costs. In the event retail wheeling is instituted in Georgia, for whatever reason, and OPC or any Participating Member, may be entitled to receive compensation associated with stranded generating or other assets, the LG&E Parties shall have no claim or entitlement to any such compensation, nor shall the LG&E Parties have any obligation or liability for the payment of any such compensation, attributable to OPC Resources.

                                   Article 3.

                                  OPC Resources

         3.1. OPC Contracts. (a) OPC shall be responsible for compliance with the OPC Contracts. In connection therewith, OPC shall be permitted to make OPC Off-System Sales to comply with the OPC Off-System Sales Contracts, which Electric Energy for LPM's Share of Participating Member Off-System Sales shall be provided to OPC by LPM pursuant to Section 2.1 and at the prices set forth in
Section 5.3. OPC shall have the right during the Term to enter into new contracts or other agreements to make sales, purchases or exchanges of Electric Energy, without the prior consent of LPM, including new contracts for (i) sales of capacity and Electric Energy from resources not included within OPC Resources, (ii) purchases and sales of capacity and Electric Energy to serve Customer Choice Customers as provided in Section 2.4, (iii) sales of capacity and Electric Energy under the EMC Contracts, (iv) purchases and sales of capacity and Electric Energy as required to serve OPC Load and Participating Member Load not included within LPM's Share of Participating Member Load, or to serve LPM's Share of Participating Member Load after the Term, and (v) as expressly set forth elsewhere in this Agreement and in the November 1996 Agreement; provided, that such contracts or agreements shall not adversely affect or otherwise interfere with OPC's ability to perform its obligation to sell Electric Energy to or to purchase Electric Energy from LPM hereunder.

         (b) Nothing in this Agreement shall be construed to assign, impose or otherwise transfer any rights or obligations under the OPC Off-System Sales Contracts to the LG&E Parties, and OPC shall retain all of its rights and obligations, including its obligation to maintain, or cause to be maintained, generation and transmission system stability and reliability. Notwithstanding any other provision of this Agreement, OPC shall not be required to take any action inconsistent with its rights and obligations under the OPC Contracts. Notwithstanding any other provision of this Agreement, no Party shall be required to take any action inconsistent with

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

its rights and obligations under the NERC or SERC guidelines. Nothing in this Agreement shall affect the rights or obligations of the parties to the EMC Contracts. OPC shall have the right to terminate, amend, or otherwise modify the OPC Contracts, subject to the provisions of Section 16.1.

         3.2. Information on OPC Resources and System. (a) OPC acknowledges and agrees that LPM requires information concerning OPC Contracts, OPC Resources, Participating Member Load and Energy Cost in order to satisfy LPM's obligations hereunder.

         (b) OPC has delivered to LPM the following information: (i) a list of all OPC Resources and OPC Contracts, which list is attached as Exhibit 3.2(i);
(ii) a statement of the expected availability and current transformer loss factor of each OPC Resource, including nuclear generating units, which statement is attached as Exhibit 3.2(ii); and (iii) a schedule of forecast OPC Load, which was delivered to LPM on February 7, 1996. OPC hereby agrees to update such information promptly as new information becomes available to OPC during the Term and to promptly provide such updated information to LPM.

         3.3. Allocation of OPC Resources. (a) LPM's Share of OPC Resources is specified in Exhibit 3.3. LPM shall not be entitled to purchase OPC Energy in excess of the quantity of Electric Energy associated with the OPC Resource, or portion thereof (in the case of certain OPC Resources comprised of more than one generating unit) designated in such Exhibit; provided, that with respect to any OPC Resource with a minimum operating level under the applicable OPC Contracts that exceeds the amount of Electric Energy associated with such percentage, LPM shall be entitled to purchase such minimum level under the terms of this Agreement, but only if such purchase is in accordance with the Administrative Procedures and necessary to commit such OPC Resource.

         (b) OPC shall have the right to expand, retrofit, upgrade, or otherwise modify the OPC Resources, subject to the provisions of Section 16.1; provided, that such expansion, retrofit, upgrade, or other modification shall not adversely affect or otherwise interfere with OPC's ability to perform its obligation to sell Electric Energy to or to purchase Electric Energy from LPM hereunder. OPC shall bear the costs of such expansion, retrofit, upgrade, or other modification, and any incremental or expanded capacity and Electric Energy associated with such activity, shall not be included within OPC Resources.

         3.4. RESERVED.

         3.5. Dispersed Generation. Generating facilities currently owned by individual Participating Members will not be an OPC Resource, but will remain the property of each such Participating Member which may use such generating facilities as it shall determine from time to time.

         3.6. Load Management. Load management switching equipment and any other demand side management of individual Participating Members will not be an OPC Resource, but will remain the property of such Participating Members which may use, or direct OPC on such

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      confidential treatment and has been filed separately with the Commission.

Participating Member's behalf to coordinate the use of such load management switching equipment or other demand side management as it shall determine from time to time.

         3.7. Hartwell Fuel. LPM will provide fuel to generate the Electric Energy it purchases associated with Hartwell, in accordance with the fuel procurement provisions of that certain agreement between OPC and Hartwell Energy Limited Partnership, dated June 12, 1992.

         3.8. Coal. The November 1996 Agreement sets forth procedures, prices, and terms relating to acquisition of and payment for coal for Plant Scherer and Plant Wansley. The procurement of coal for the purpose of performing this Agreement shall be governed by and subject to the procedures, terms, conditions, and prices set forth in Section 3.8 and all associated exhibits of the November 1996 Agreement, which are incorporated herein by reference.

         3.9. SEPA Energy. Each of the Participating Members is presently entitled to an allocation of hydro-electric power from SEPA, the cost of which is billed directly by SEPA to each EMC. As provided in the definition of Participating Member Load, LPM's Share of Participating Member Load does not include requirements supplied by SEPA Energy Scheduled for delivery to the Participating Members pursuant to the SEPA Contracts; provided, however, that OPC shall Schedule delivery of SEPA Energy to the Participating Members as requested by LPM, to the extent permitted by SEPA under the SEPA Contracts and consistent with the CSA.

         3.10. Block Power Sale Agreements. OPC has canceled Block 3 of the Georgia Power Block Power Sale Agreement, and OPC has given timely notice to Georgia Power to cancel Block 4 as of August 31, 1997 and Block 2 as of August 31, 1998. [**]

         3.11. New Resources. OPC shall have the right during the Term to construct, purchase, lease, or otherwise acquire additional generating or purchased power resources, including entering into agreements with Qualifying Facilities, which resources shall not be included within OPC Resources; provided, that such construction, purchase, lease or other arrangement shall not adversely affect or otherwise interfere with OPC's ability to perform its obligation to sell Electric Energy to or to purchase Electric Energy from LPM hereunder.

         3.12. Emission Allowances. [**]

                                   Article 4.

                                  Transmission

         4.1. Transmission and Scheduling. (a) [**]

         (b) [**]

         4.2. Title and Risk of Loss. As between LPM and OPC, Seller shall be deemed to be in exclusive control (and responsible for any damages or injury caused thereby) of the Contract Quantity prior to the Delivery Point, and Buyer shall be deemed to be in exclusive control (and

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                                       9
responsible for any damages or injury caused thereby) of the Contract Quantity at and from the Delivery Point. Title to and risk of loss of Electric Energy shall transfer from Seller to Buyer at and from the Delivery Point.

         4.3. Scheduling. OPC and LPM agree to adopt and maintain reasonable procedures to facilitate LPM's ability on an hourly basis to (i) supply LPM's Share of Participating Member Load and (ii) purchase OPC Energy associated with LPM's Share of OPC Resources. The Parties shall also establish procedures whereby (a) OPC shall communicate to LPM on a same-time basis the availability of, and estimated Energy Cost for, each OPC Resource, as such availability and Energy Cost may change from time to time, and the projected LPM's Share of Participating Member Load; and (b) LPM shall provide all necessary Scheduling information, including the duration of proposed transactions, [**]. Upon communication of such information, LPM shall Properly Request the amounts of Electric Energy that LPM desires to purchase from each such OPC Resource within LPM's Share of OPC Resources. [**]

         4.4. Delivery Points. (a) LPM shall specify one or more Delivery Points for (i) OPC Energy Scheduled and purchased by LPM from OPC and (ii) Electric Energy Scheduled and sold by LPM to OPC. [**]

         (b) [**]

         4.5. Transformer and Transmission Loss Adjustments. (a) With respect to LPM purchases of OPC Energy from an OPC Resource that is a generating plant which interconnects directly into the ITS, [**]

         (b) For purposes of supplying OPC with Electric Energy to serve LPM's Share of Participating Member Load and LPM's Share of Participating Member Customer Choice Load, [**]

         (c) For purposes of supplying OPC with Electric Energy to satisfy LPM's Share of OPC's Off-System Sales obligations, [**]

         (d) For purposes of supplying Electric Energy to satisfy LPM's sales to third parties that accept delivery on the ITS or for delivery at Points of Interconnection, [**]

         (e) For purposes of supplying Electric Energy to permit OPC to pump water to the upper reservoir at the Rocky Mountain Pumped Storage Hydroelectric Generating Facility ("Rocky Mountain"), [**]

         (f) The Parties agree and understand [**]

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                                       10

         4.6. Imbalances and Regulation Deviation Errors. (a) The Parties recognize that actual LPM's Share of Participating Member Load, LPM's Share of Participating Member Customer Choice Load, and LPM's Share of Participating Member Off-System Sales may vary in any Interval even when the foregoing have been reasonably forecast by LPM and Electric Energy has been Scheduled as Properly Requested by LPM. [**]

         (b) [**]

         4.7. Non-Territorial Contractual Delivery Obligations. For purposes of supplying Electric Energy to satisfy OPC's sales obligations to LPM of Electric Energy to be resold by LPM to third parties that accept delivery on the ITS or delivery at Points of Interconnection, [**]

         4.8. Control Area. OPC reserves the right, at any point during the Term, to establish and operate a Control Area, or to contract with others to establish and operate a Control Area. Such Control Area would be utilized pursuant to 18 C.F.R. Part 35 to match Electric Energy input and output within the electric system, maintain scheduled interchange with other Control Areas, maintain the frequency of the Electric Energy system within reasonable limits and provide sufficient generating capacity to maintain operating services.

         4.9. Other OPC or GTC Responsibilities. In addition to the above, OPC or GTC shall also be responsible for the following:

                  (a) all communications with other owners of the ITS and for discharging all obligations for the Oglethorpe Power System under the ITSA, except for ITS related costs otherwise expressly addressed herein.

                  (b) OPC, or GTC, as the case may be, shall be responsible for responding to any transmission requests filed under its open access transmission tariff or pursuant to Section 211 of the Federal Power Act, or other applicable legal requirements. OPC, or GTC, as the case may be, shall represent such interest before FERC or any other regulatory agency or court.

                                   Article 5.

                                      Price

         5.1. OPC's Contract Price. Subject to Section 5.4, the Contract Price for Electric Energy sold by OPC to LPM shall be the Energy Cost for OPC Energy that LPM Properly Requests.

         5.2. RESERVED

         5.3. LPM's Contract Price. Subject to Section 5.4, (i) with respect to sales of Electric Energy by LPM to OPC relating to LPM's Share of Participating Member Load, the Contract Price shall be, during each calendar year of the Term, the LPM Sales Price [**]

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

[**] as set forth in Exhibit 5.3; (ii) with respect to LPM's Share of Participating Member Customer Choice Load which LPM is required to serve, the Contract Price shall be the Customer Choice Price; (iii) with respect to LPM's Share of Participating Member Customer Choice Load served at a price quoted by LPM, the Contract Price shall be the price quoted by LPM; and (iv) with respect to sales of Electric Energy by LPM to OPC relating to LPM's Share of Participating Member Off-System Sales, the Contract Price shall be as agreed to by the Parties (the "LPM Off-System Sales Price"); provided,[**]

         5.4. Amounts Due to OPC and LPM. Each month OPC shall charge LPM an amount equal to the aggregate Energy Costs attributable to the OPC Energy that is Properly Requested by and delivered to LPM. Each month LPM shall charge OPC an amount equal to the sum of the following products: (i) the LPM's Share of Participating Member Load [**] as set forth in Exhibit 5.3; (ii) LPM's Share of Participating Member Customer Choice Load attributable to a Customer Choice Customer and purchased by and delivered to OPC during the month, multiplied by the applicable Customer Choice Price; (iii) each OPC Off-System Sales quantity purchased by and delivered to OPC from LPM during the month, multiplied by the LPM Off-System Sales Price applicable to each such OPC Off-System Sale; provided, that the amounts so determined shall be subject to the following adjustments:

                  5.4.1. [**]

                  (b) Exhibit 5.4.1(b) sets forth an example of the intended operation of this Section.

                  (c) [**]

                  5.4.2. RESERVED.

                  5.4.3. RESERVED.

                  5.4.4. RESERVED.

                  5.4.5. [**]

                  5.4.6. [**]

                  5.4.7. [**]

                  (b) Exhibit 5.4.7(b) sets forth an example of the intended operation of this Section.

                  (c) [**]

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                                       12

                  5.4.8. [**]

                  (b) Exhibit 5.4.8(b) sets forth an example of the intended operation of this Section.

                  (c)      [**]

         5.5. RESERVED.

         5.6. RESERVED

                                   Article 6.

                                      Term

         6.1. Term. (a) This Agreement shall be deemed effective as of 00:00:01 CPT on January 1, 1997, and shall remain in effect until 24:00 CPT on April 30, 1997 (the "Termination Date"), subject to Sections 6.1(b) [**] (the "Term"). The applicable provisions of this Agreement shall continue in effect after the Termination Date in accordance with the provisions of Section 17.4.

         (b) Upon approval of this Agreement by the Board of Directors of Oglethorpe Power Corporation as evidenced by a properly attested corporate resolution, the Termination Date set forth in Section 6.1(a), shall be extended to 24:00 CPT on December 31, 1997, subject to Section 6.1(c), unless earlier terminated pursuant to this Agreement. The Term shall be deemed to include any extension effective by virtue of this Section 6.1(b).

         (c) In the event the conditions precedent set forth in Article 11 are satisfied on or before June 1, 1997, then the Term shall be further extended until 24:00 CPT on December 31, 1999, unless earlier terminated pursuant to this Agreement, and the Term shall be deemed to include any such extension. OPC shall provide LPM with written notice promptly following the satisfaction of the conditions precedent described in Article 11, which notice shall specify the date ("Long Term Commencement Date") on which such conditions precedent were satisfied. In the event a condition precedent set forth in Article 11 has not been satisfied on or before June 1, 1997, then the extension provision in this
Section 6.1(c) shall be of no further force and effect.

         6.2. RESERVED

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      confidential treatment and has been filed separately with the Commission.


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

                                   Article 7.

                            Confidential Information

         7.1. Confidentiality and Authorization to Use Information. OPC expressly authorizes and grants its consent to LPM to use Confidential Information, whether acquired before or after the Effective Date, pertaining to, without limitation, OPC, OPC Resources, OPC Load, Participating Member Load, OPC Off-System Sales and the Participating Members, for the purpose of exercising LPM's rights under this Agreement, including LPM's right to buy Electric Energy from OPC or any other person and to sell Electric Energy to OPC or any other person, whether Electric Energy is produced by or attributable to OPC Resources or other resources. Each Party agrees that it shall not disclose Confidential Information whether acquired before or after the Effective Date, to any third party other than each Party's officers, directors, employees, advisors or representatives, or each Party's Affiliates (or as to OPC, the EMCs), their officers, directors, employees, advisors or representatives who need to know and agree to maintain the confidentiality of the Confidential Information (collectively, "Representatives") during the Term and for a period of not more than three (3) years after the Termination Date. Each Party shall be responsible for any breach of this Agreement by its Representatives.

         7.2. Authorized Disclosure. Notwithstanding anything contained in this
Article 7, Confidential Information may be disclosed to any governmental, judicial or regulatory authority requiring such Confidential Information, provided that: (i) such Confidential Information is submitted under applicable provisions, if any, for confidential treatment by such governmental, judicial or regulatory authority; (ii) prior to such disclosure, the Party who supplied the information is given notice of the disclosure requirement so that it may take whatever action it deems appropriate, including intervention in any proceeding and the seeking of an injunction to prohibit such disclosure; and (iii) the Party subject to the governmental, judicial or regulatory authority endeavors to protect the confidentiality of any Confidential Information to the extent reasonable under the circumstances and to use its good faith efforts to prevent the further disclosure of any Confidential Information provided to any governmental judicial or regulatory authority.

         7.3. Return of Confidential Information. Upon (i) the termination of this Agreement and (ii) the request of a Party, the other Party shall return all written Confidential Information (including written confirmation of oral communications) provided by the requesting Party which was stamped "confidential" and shall not retain any copies of such written Confidential Information. In the event of such request, all documents, analyses, compilations, studies or other materials prepared by the returning Party or its Representatives that contain or reflect Confidential Information (other than computer archival and backup tapes or archival and backup files (collectively "Computer Tapes") and billing and trading records (collectively, "Other Records")) shall be destroyed and no copy thereof shall be retained (such destruction to be confirmed in writing by a duly authorized officer of the returning Party). Computer Tapes and Other Records shall be kept confidential in accordance with the terms of this Agreement.

         7.4. Right to Remedies. In the event of an unauthorized disclosure to a third party, the limitations on remedies contained in Section 10.2 shall not apply, and in the event of a breach no

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

Party will have an adequate remedy at law and accordingly shall, in addition to any other available legal or equitable remedies, be entitled to an injunction against such breach without any requirement to post a bond as a condition of such relief.

         7.5. Georgia Trade Secrets Act. Except as expressly provided in
Article 7 of this Agreement, including OPC's consent to the use by LPM of Confidential Information in its trading operations pursuant to this Agreement, the rights of the Parties under this Agreement are in addition to and not in lieu of their rights under Georgia law, including the Georgia Trade Secrets Act of 1990. Nothing in this Article 7 shall be construed as a waiver on the part of any Party of any privilege or objection of any kind to the disclosure or use of Confidential Information.

                                   Article 8.

                          Billing, Payment and Records

         8.1. Billing Statements. OPC shall deliver to LPM no later than on the tenth (10th) day of each month (or the first Business Day thereafter), a statement (the "Statement") setting forth for the immediately prior month the amounts of Electric Energy purchased by OPC from LPM at the applicable LPM Sales Price, the respective LPM Off-System Sales Prices, and the respective Customer Choice Prices, all as adjusted pursuant to Section 5.4, and the amounts of Electric Energy purchased by LPM from OPC at the applicable Energy Cost. To the extent that OPC has not yet received or been able to compile the applicable Energy Cost figures as of such date, OPC may set forth on such Statement its good-faith estimate of the Energy Cost of an OPC Resource, for such OPC Resource; and provided, that OPC shall compile the actual Energy Costs and "true-up" such estimates as promptly as practicable pursuant to Section 8.5. It is expressly agreed that during the Term, the Statements related to amounts due pursuant to this Agreement shall be consolidated with Statements submitted pursuant to the November 1996 Agreement.

         8.2. Offset of Payment Obligations. The Parties shall discharge their obligations to pay through netting, consolidating obligations incurred under this Agreement and the November 1996 Agreement, in which case the Party, if any, owing the greater aggregate amount shall pay to the other Party the difference between the amounts owed, as set forth in Section 8.3. Each Party reserves to itself all rights, setoffs, counterclaims and other remedies and defenses, consistent with Article 10, which such Party has or may be entitled to arising from or out of this Agreement. All outstanding obligations to make payments under this Agreement may be offset against each other, set-off or recouped therefrom.

         8.3. Payments. The Party owing the other shall pay the amount owing under the Statement, which payment shall be due on or before the later of the following: (i) the tenth (10th) Business Day after receipt of the Statement or
(ii) the twentieth (20th) day of the month in which the Statement is received (or the first Business Day thereafter). Payment shall be made by wire transfer to the payment address provided in Exhibit 17.2. If either Party, in good faith, disputes any part of any Statement, it shall provide a written explanation of the basis for the dispute and pay the portion of such Statement conceded to be correct no later than the due date as calculated in accordance with the preceding sentence. If any amount disputed is determined to

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                                       15
be due to the other Party, it shall be paid within ten (10) days of such determination, along with interest calculated at the Interest Rate from the original due date until the date paid. Absent such a good faith dispute, overdue payments shall bear interest from, and including, the due date to, but excluding, the date of payment at a rate equal to the Interest Rate.

         8.4. Audit Rights. (a) Each Party or any third party representative of a Party shall have the right, at its sole expense and during normal working hours, to examine the records of the other Party to the extent reasonably necessary to verify the accuracy of any Statement, charge or computation made pursuant to this Agreement. If requested, a Party shall provide to the other Party statements evidencing the quantities of Electric Energy delivered at the Delivery Point. With respect to records held in the custody of a third party pursuant to a confidentiality provision of an OPC Contract, if an audit is requested by a Party, the Parties shall select an independent auditor to perform the audit consistent with the rights of OPC under the contract and such confidentiality arrangements as may be required by the contract in question. Subject to any additional limitations that may be imposed under the OPC Contract in question, such examinations by an independent auditor shall not be performed more frequently than once each calendar year. The Party requesting the audit shall pay all costs, including those of the independent auditor, associated with the audit.

         (b) If any such examination reveals any inaccuracy in any statement, the necessary adjustments in such statement and the payments thereof will be promptly made and shall bear interest calculated at the Interest Rate from the date the overpayment or underpayment was made; provided, however, that no adjustment for any statement or payment will be made unless objection to the accuracy thereof was made prior to the lapse of two (2) years from the rendition thereof; and provided, further, that this provision of this Agreement will survive any termination of this Agreement for a period of two (2) years from the date of such termination for the purpose of such statement and payment objections.

         8.5. Subsequent Payment Adjustments. The Parties understand that in certain cases monthly billings will need to be made on an estimated basis, including with respect to the calculation of Energy Cost for each of the OPC Resources. In addition, the Parties understand that after the fact adjustments to amounts owed or revenues received may be made pursuant to the CSA or other OPC Contracts, which adjustments may affect the Energy Cost and associated amounts payable by LPM to OPC under this Agreement. Each Party shall cooperate in good-faith with the other Party to obtain the requisite information and perform the necessary computations so as to "true-up" or otherwise adjust any estimated or adjusted billings promptly.

         8.6. Records. Each Party shall keep such records as may be needed to afford a clear history of the Scheduled purchases and sales hereunder. In maintaining such records, OPC and LPM may rely upon the logs and other meter information routinely recorded by Transmission Providers or utilities responsible for coordination of the purchases and sales.

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      confidential treatment and has been filed separately with the Commission.


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

                                   Article 9.

                                      Taxes

         9.1. Seller's Obligation. Seller is liable for and shall pay, or cause to be paid, or reimburse Buyer if Buyer has paid, all Taxes applicable to the sale of Electric Energy arising prior to the Delivery Point(s). If Buyer is required to remit any such Tax, the amount shall be deducted from any sums becoming due to Seller. Seller shall indemnify, defend and hold harmless Buyer from any Claims for such Taxes.

         9.2. Buyer's Obligation. Buyer is liable for and shall pay, cause to be paid, or reimburse Seller if Seller has paid, all Taxes applicable to a purchase of Electric Energy arising at and from the Delivery Point(s), including any Taxes imposed or collected by a taxing authority with jurisdiction over Buyer. Buyer shall indemnify, defend and hold harmless Seller from any Claims for such Taxes.

         9.3. Exemption Certificates. Either Party, upon written request of the other, shall provide a certificate of exemption or other reasonably satisfactory evidence of exemption if either Party or a purchase or sale is exempt from Taxes, and shall use reasonable efforts to obtain and cooperate with obtaining any exemption from or reduction of any Taxes. Each Party shall use reasonable efforts to administer this Agreement and implement the provisions in accordance with the intent to minimize Taxes.

         9.4. [**]

                                   Article 10.

                          Indemnification and Remedies

         10.1. General Indemnity. Subject to Section 10.2, Seller and Buyer shall each indemnify, defend and hold harmless the other Party from any Claims or other losses arising from (i) any act or incident occurring when title to the Contract Quantity is vested in the indemnifying Party pursuant to Section 4.2 and (ii) any Event of Default.

         10.2. Limitation on Remedies. THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE RESPONSIBLE PARTY'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED REGARDLESS OF THE FAULT, NEGLIGENCE OR STRICT LIABILITY OF THE PARTY WHOSE LIABILITY IS RELEASED OR LIMITED THEREBY. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY HEREIN PROVIDED, THE RESPONSIBLE PARTY'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES (INCLUDING INTEREST AS PERMITTED BY APPLICABLE LAW)

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

ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NO PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, MULTIPLE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR IN CONTRACT UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, INCLUDING DAMAGES PROVIDED IN SECTION 2.5 AND 4.4, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT, AND THE LIQUIDATED DAMAGES CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

         10.3. Duty to Mitigate. Each Party agrees that it has a duty to mitigate damages and covenants that it will use commercially reasonable efforts to minimize any damages it may incur as a result of the other Party's performance or nonperformance of this Agreement.

         10.4. DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH HEREIN, OPC, WITH RESPECT TO THE SALE OF ELECTRIC ENERGY TO LPM, AND LPM, WITH RESPECT TO THE SALE OF ELECTRIC ENERGY TO OPC, EXPRESSLY NEGATES ANY OTHER REPRESENTATION OR WARRANTY, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO CONFORMITY TO MODELS OR SAMPLES, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE.

         10.5. [**]

         10.6. Relation with November 1996 Agreement. The Parties agree that Proper Requests, Schedules, information regarding OPC Load, Participating Member Load, and OPC Resources, and other information required to be provided under this Agreement may be consolidated with Proper Requests, Schedules, and information required to be provided under the November 1996 Agreement.

                                   Article 11.
                    Conditions Precedent to Extension of Term

         11.1. Regulatory Authorizations. The Parties' obligations to commence delivery of Electric Energy under the long term arrangement contemplated by
Section 6.1(c) of this Agreement shall be subject to receipt of any governmental consents or approvals required to

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                                       18
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perform this Agreement, including approval by the RUS without modification of this Agreement and the OPC Restructuring.

         11.2. OPC Restructuring. The Parties' obligations to commence delivery of Electric Energy under the long term arrangement contemplated by Section 6.1(c) of this Agreement shall be subject to completion of the OPC Restructuring, and execution of new wholesale power contracts with OPC, as contemplated pursuant to such OPC Restructuring, by EMCs (whose total requirements in the aggregate represent at least eighty (80) percent of OPC
Load).

         11.3. Board Approval. The Parties' obligations to commence delivery of Electric Energy under the long-term arrangement contemplated by Section 6.1(b) and (c) of this Agreement shall be subject to the approval by the Board of Directors of Oglethorpe Power Corporation.

                                   Article 12.

                         Representations and Warranties

         12.1. Mutual Representations. On the Effective Date, January 1, 1997, the Long Term Commencement Date, and the date of entering into each purchase or sale of Electric Energy, each Party represents and warrants to the other Party:
(i) it is duly organized, validly existing and in good standing under the laws of the state of its incorporation and, in the case of LPM, is doing business as a foreign corporation in the State of Georgia; (ii) it has all requisite corporate power to own, operate and lease its properties and carry on its business as now conducted; (iii) it has all regulatory authorizations, including any required authorization from the Rural Utilities Service of the United States Department of Agriculture ("RUS"), necessary for it to legally perform its obligations under this Agreement; (iv) the execution, delivery and performance of this Agreement are within its powers, have been duly authorized by all necessary action and do not violate any of the terms or conditions in its governing documents, any contract or other agreement to which it is a party or any Law applicable to it; (v) this Agreement constitutes each Party's legally valid and binding obligation enforceable against it in accordance with the terms thereof, subject to any Equitable Defenses; (vi) there are no Bankruptcy Proceedings pending or being contemplated by it or, to its knowledge, threatened against it; (vii) there are no Legal Proceedings that would be reasonably likely to materially adversely affect its ability to perform this Agreement; and (viii) it has knowledge and experience in financial matters and in the electric industry that enable it to evaluate the merits and risks of this Agreement.

         12.2. Additional OPC Representations. (a) OPC further represents and warrants that on the Effective Date, January 1, 1997, the Long Term Commencement Date and the date of entering into each purchase or sale of Electric Energy hereunder: (i) the EMC Contracts are and will be in full force and effect throughout the Term and will not be amended so as to adversely affect OPC's ability to perform its obligations under this Agreement; (ii) Exhibit 3.2(i) sets forth a true and complete list of each OPC Resource and each material written OPC Contract; (iii) correct and complete copies of the OPC Contracts listed on Exhibit 3.2(i) have previously been delivered to LPM by OPC; (iv) except as stated on Exhibit 3.2(i), no amendments to the OPC Contracts are proposed or pending as of the Effective Date; (v) each OPC Contract is valid,

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

binding and in full force and effect and enforceable by or against the respective parties thereto in accordance with its terms; (vi) OPC has fulfilled, and will continue to fulfill during the Term, all of its obligations under each OPC Contract; (vii) there has not occurred any default by OPC or any event which, with the lapse of time or the giving of notice or both will become a default of OPC under any of the OPC Contracts; (viii) OPC is not in arrears in respect of the performance or satisfaction of the terms or conditions to be performed or satisfied by it under any of the OPC Contracts, and, to the best knowledge of OPC, no waiver of any of such terms or conditions has been granted thereunder by any of the parties thereto; and (ix) OPC shall maintain or cause to be maintained the OPC Resources which are generating facilities owned by OPC, in accordance with Prudent Utility Practice.

         (b) OPC further represents and warrants that Exhibit 3.2(ii) and the schedule of forecast load described in Section 3.2(b) reflect its best RUS-approved forecasts and estimates as of the Effective Date of the matters reflected therein and that any updates of such Exhibits required to be provided hereunder shall be its best forecasts and estimates of the matters reflected therein as of the date that the same are updated from time to time.

         (c) OPC further represents and warrants that the power purchase and sales agreement with Power Marketer shall contain (i) a representation and warranty at least as favorable to LPM as the representation set forth in Section 12.3(b), (ii) a covenant on the part of Power Marketer to act in good faith in the development of the Administrative Procedures, and (iii) no terms, conditions or covenants that are inconsistent with OPC's obligations hereunder or which would reasonably be expected to adversely affect LPM's ability to perform hereunder.

         12.3. Additional LG&E Parties Representations. (a) LPM further represents and warrants that on the Effective Date, January 1, 1997, the Long Term Commencement Date, and the date of entering into each purchase or sale of Electric Energy hereunder (i) LPM is a power marketer authorized by the FERC to purchase and sell Electric Energy at negotiated, market-based rates pursuant to its Rate Schedule on file with and approved by the FERC; (ii) neither LPM nor any of its Affiliates or subsidiaries will, during the Term, take any action that could reasonably be anticipated to cause LPM to lose its authority as a power marketer under the Federal Power Act to make wholesale sales of power at market-based, negotiated rates; and (iii) LPM will, at all times during the Term, act in accordance with Prudent Utility Practice and will comply with all applicable regulatory requirements including SERC/NERC guidelines.

         (b) LPM represents and warrants that it will cooperate with the Power Marketer regarding administrative matters during the Term.

         (c) LPI represents that neither it nor any of its affiliates or subsidiaries will, during the Term, take any action that could reasonably be anticipated to (i) cause LPM to lose its authority as a power marketer under the Federal Power Act to make wholesale sales of power at market-based, negotiated rates; or (ii) impair LPM's ability to perform its obligations under this Agreement, or LPI's ability to perform its obligations under Section 17.15.

**    Material has been omitted pursuant to a request to the Commission for
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                                       20

         (d) LPI further represents and warrants that as of the Effective Date and January 1, 1997, it is not a "public utility" within the meaning of the Federal Power Act, as amended.

         12.4. Mutual Assistance. Each Party represents and warrants that it will assist the other to the extent practicable with (i) obtaining all required Regulatory Approvals associated with this Agreement; (ii) defending transmission capacity reservations; and (iii) defending Qualifying Facility avoided cost calculations.

         12.5. Good Title. Each of OPC and LPM represents and warrants that it will deliver to the other good title to Electric Energy delivered hereunder, free and clear of all liens, claims and encumbrances arising prior to transfer of title at the Delivery Point.

         12.6. Power Quality. Each of OPC and LPM represents and warrants that it will deliver to the other Electric Energy at the Delivery Point that is three phase, sixty hertz, and at system nominal voltages.

         12.7. Other Contracts. Neither OPC nor LPM nor any of its Affiliates or subsidiaries will, during the Term, take any action, enter into any contracts or otherwise incur obligations that could reasonably be anticipated to interfere with or adversely affect its ability to perform its obligations under this Agreement.

         12.8. Continuing Representations and Warranties. Each Party covenants that it will cause these representations and warranties to be materially true and correct throughout the Term.

                                   Article 13.

                              Defaults and Remedies

         13.1. Events of Default. An "Event of Default" shall mean with respect to a Party ("Defaulting Party"):

                  13.1.1. The failure by the Defaulting Party to make, when due, any payment required if such failure is not remedied within five (5) Business Days after written notice of such failure is given to the Defaulting Party by the other Party ("Notifying Party"); provided, that the payment is not the subject of a good faith dispute as described in
         Section 8.3; or

                  13.1.2. Any representation or warranty made by the Defaulting Party herein shall prove to have been false or misleading in any material respect when made or deemed to be repeated; or

                  13.1.3. The failure by the Defaulting Party to perform any obligation or covenant set forth in this Agreement (other than its obligations to make any payment or obligations which are otherwise specifically covered in this Section 13.1 as a separate Event of Default, or its obligations to deliver or receive Electric Energy, a remedy for which is provided in Section 2.5) and such failure is not excused by Force Majeure or cured within five (5) Business Days after written notice thereof to the Defaulting Party;

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.


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

                  13.1.4. The Defaulting Party shall be subject to a Bankruptcy Proceeding; or

                  13.1.5. LPM's loss of FERC authorization to charge the prices for the sale of Electric Energy included in this Agreement or otherwise to perform its obligations hereunder in accordance with the terms of this Agreement.

         13.2. Early Termination; Remedies. If an Event of Default occurs with respect to a Defaulting Party at any time during the Term, the other party ("Non-Defaulting Party") may, for so long as the Event of Default is continuing,
(i) establish a date (which date shall be between five (5) and ten (10) Business Days after the Non-Defaulting Party delivers notice to the Defaulting Party) ("Early Termination Date") on which this Agreement shall terminate and (ii) withhold any payments due to the Defaulting Party under this Agreement; provided, however, that if the Event of Default is that the Defaulting Party becomes subject to a Bankruptcy Proceeding, then this Agreement shall automatically terminate without notice and without any other action by either Party as if an Early Termination Date had been immediately declared prior to such Event of Default. Regardless of whether an Early Termination Date is declared, if an Event of Default shall have occurred, the Non-Defaulting Party shall be entitled to exercise any remedy available at law or equity consistent with Article 10 to recover its damages, including attorneys' fees, resulting from any Event of Default.

         13.3. [**]

         13.4. Failure to Pay. Notwithstanding any other provision of this Agreement, if either Party fails to pay the other any amounts when due, the other Party shall have the right to (i) suspend performance under this Agreement until such amounts plus interest have been paid and/or (ii) exercise any remedy available at law or in equity to enforce payment of such amount plus interest; provided, however, that if the Defaulting Party, in good faith, shall dispute the amount of any such billing or part thereof and shall pay such amounts as it concedes to be correct, no suspension shall be permitted.

         13.5. Effect of Regulation. In the event OPC is or becomes regulated by a federal, state or local regulatory body, and (i) such body shall disallow all or any portion of any costs incurred or yet to be incurred by OPC under any provision of this Agreement, such action shall not operate to excuse OPC from performance of any obligation nor shall such action give rise to any right of OPC to any refund or retroactive adjustment of any amounts payable hereunder; or
(ii) [**] then the sole and exclusive remedy for such default in performance shall be as set forth in Section 4.4(b).

         13.6. Notice to LPI. OPC shall provide a copy to LPI of any notice OPC gives LPM under the provisions of this Article.

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                                   Article 14.

                                   Arbitration

         14.1. Applicability; Selection of Arbitrators. (a) Except as otherwise expressly provided in Sections 2.5, 4.4, 7.4 and Article 13 of this Agreement, any dispute arising out of or in connection with this Agreement, or its performance including the existence and validity of this Agreement, which cannot be resolved after discussion between the Parties as set forth herein shall be submitted to binding arbitration.

         (b) Prior to initiating arbitration hereunder, a Party shall provide the other Party with a written notice of the dispute, a proposed means for resolving the same, and the support for such position. Thereafter, representatives of the Parties shall meet to discuss the matter and attempt in good faith to reach a negotiated resolution of the dispute. If the Parties have not agreed upon a resolution of the dispute within ninety (90) days after the date of the original notice provided under this paragraph, or such other time period as the Parties may agree in writing to allow for discussions ("Negotiation Period"), then at any time after the end of the Negotiation Period, a Party may provide written notice to the other declaring an impasse ("Impasse Notice") and initiating binding arbitration in accordance with the further provisions of this Article 14.

         (c) Arbitration will be deemed to be initiated when an Impasse Notice, properly addressed and stamped, is deposited with the United States Postal Service. The Party initiating arbitration shall nominate one (1) arbitrator at the same time it initiates arbitration. The other Party shall nominate one (1) arbitrator within ten (10) calendar days of receiving the notice of arbitration. The two arbitrators shall appoint a third, neutral arbitrator. The third, neutral arbitrator shall be competent and experienced in matters involving the energy business in the United States, with at least 15 years of electric industry experience as a practicing attorney, and shall be unaffiliated and without prior financial alliances with any Party, or either of the other arbitrators.

         (d) If the two arbitrators are unable to agree on a third arbitrator within thirty (30) calendar days from initiation of arbitration, then a third arbitrator shall be selected by the CPR Institute for Dispute Resolution ("CPR") with due regard given to the selection criteria above and input from the Parties and other arbitrators. Parties shall undertake to request CPR to complete selection of the third arbitrator no later than sixty (60) calendar days from initiation of arbitration. Costs charged by CPR for this service shall be borne equally by OPC and the LG&E Parties.

         (e) In the event CPR should fail to select the third arbitrator within sixty (60) calendar days from initiation of arbitration, then any Party may petition a court of competent jurisdiction in Georgia to select the third arbitrator. Due regard shall be given to the selection criteria above and input from the Parties and other arbitrators.

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

         (f) If prior to the conclusion of the arbitration any arbitrator becomes incapacitated or otherwise unable to serve, then a replacement arbitrator shall be appointed in the manner described above and applicable to the original arbitrator being replaced.

         14.2. Discovery, Hearing. Discovery and other pre-hearing procedures shall be conducted as agreed by the parties, or if they cannot agree, as determined by a majority of the arbitrators. Within fifteen (15) days after completion of discovery, the Party submitting the Impasse Notice initiating arbitration shall submit by overnight delivery to the other Party and the arbitrators a precise statement of the dispute, means of resolving the dispute, and the factual and/or legal support therefor. Within ten (10) days after receiving such statement, the other Party shall submit by overnight mail to the first Party and the arbitrators a precise statement of the alternative means of resolving the dispute and the factual and/or legal support therefor. The Parties shall conduct a hearing in Atlanta no later than sixty (60) days following selection of the third arbitrator, or thirty (30) days after all prehearing discovery has been completed, whichever is later, at which the Parties shall present such evidence and witnesses as they may choose. Arbitration shall be conducted in accordance with the non-administered arbitration rules and procedures of the CPR, except where specifically modified by this Agreement.

         14.3. Decision. The arbitrators shall consider the terms and conditions of this Agreement, and any relevant evidence and testimony, and shall render their decision within thirty (30) calendar days following conclusion of the hearing. The arbitrators' decision will be limited to selecting one of the alternatives specified in the statements of the Parties referred to in Section
14.2. The decision rendered by a majority of the arbitrators, made in writing, shall be final and binding upon the Parties. Any such decision may be filed in a court of competent jurisdiction and may be enforced by any Party as a final judgment in such court. The arbitrators shall have no authority to award special, exemplary, or consequential damages.

         14.4. Expenses. The expenses of arbitration shall be borne equally by OPC and the LG&E Parties, except that each Party shall bear the compensation and expenses of its nominated arbitrator, own counsel, witnesses and employees; provided further, that any costs incurred by a Party in seeking judicial enforcement of any decision rendered in writing by the arbitrators, or a majority of the arbitrators, shall be chargeable to and borne exclusively by the Party against whom such court order is obtained.

                                   Article 15.

                                  Force Majeure

         15.1. Effect of Force Majeure. (a) If either OPC or LPM is rendered unable by an event of Force Majeure to carry out, in whole or part, its obligations hereunder and such Party gives notice and full details of the event to the other Party as soon as practicable after the occurrence of the event, then during the pendency of such Force Majeure but for no longer period, the obligations of the Party affected by the event (other than the obligation to make payments then due or becoming due with respect to performance prior to the event) shall be canceled to the extent required, and if applicable subject to the provisions of Section 15.1(b). The Party affected by the Force Majeure shall remedy the Force Majeure with all reasonable dispatch.

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

         (b) If due to Force Majeure, any portion of LPM's Share of OPC Resources is not available, then LPM shall not be obligated to deliver the amount of Electric Energy which is not available to LPM from LPM's Share of OPC Resources, and at OPC's option, exercisable at the time OPC gives or receives notice of the Force Majeure, either (i) [**]

                                   Article 16.
                                Material Changes

         16.1. [**]

         16.2. [**]

                                   Article 17.

                                  Miscellaneous

         17.1. Assignment.

                  17.1.1. General. (a) This Agreement shall be binding upon and inure to the benefit of the permitted successors and permitted assigns of the Parties, except that this Agreement may not be assigned by any Party unless prior consent to such assignment is given in writing by the other Parties and, if any Party is then an RUS borrower, the Administrator. Any assignment made without a consent required hereunder shall be void and of no force or effect as against the non-consenting party.

                  (b) No sale, assignment, transfer or other disposition permitted by this Agreement shall affect, release or discharge any Party from its rights or obligations under this Agreement, except as may be expressly provided by this Agreement.

                  17.1.2. Assignment for Security. (a) Notwithstanding any other provision of this Agreement, a Party, without the other Parties' consent but, if such assigning Party is then a borrower of the RUS, only with the consent of the Administrator, may assign, transfer, mortgage or pledge its interest in this Agreement as security (an "Assignment for Security") for any obligation secured by any indenture, mortgage or similar lien on its system assets without limitation on the right of the secured party to further assign this Agreement, including the assignment to create a security interest for the benefit of the Government, acting through the Administrator, or for the benefit of any third party.

                  (b) After any Assignment for Security to the Administrator or other secured party (including any indenture trustee under any indenture securing the obligations of the Seller), the Administrator or other secured party, without the approval of the other Parties to this Agreement, may (i) cause this Agreement to be sold, assigned, transferred or otherwise disposed of to a third party pursuant to the terms governing such Assignment

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

         for Security, or (ii) if the Administrator or other secured party first acquires this Agreement, sell, assign, transfer or otherwise dispose of this Agreement to a third party; provided, however, that in either case the Party who made the Assignment for Security is in default of its obligations to the Administrator or other secured party that are secured by such security interest.

         17.2. Notices. All notices, requests, statements or payments shall be made as specified in Exhibit 17.2. Notices required to be in writing shall be delivered by letter, facsimile or other documentary form. Notice by facsimile or hand delivery shall be deemed to have been received by the close of the Business Day on which it was transmitted or hand delivered (unless transmitted or hand delivered after close, in which case it shall be deemed received at the close of the next Business Day). Notice by overnight mail or courier shall be deemed to have been received two (2) Business Days after it was sent. A Party may change its address by providing notice of same in accordance herewith.

         17.3. Applicable Law. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         17.4. Survival of Obligations. Upon the expiration of the Parties' sale and purchase obligations under this Agreement, any monies, penalties or other charges due and owing Seller shall be paid, any corrections or adjustments to payments previously made shall be determined, and any refunds due Buyer made, as soon as practicable. All indemnity and confidentiality obligations and audit rights shall survive the termination of this Agreement in accordance with their respective terms. The Parties' obligations provided in this Agreement shall remain in effect for the purpose of complying with the provisions of this Section.

         17.5. Entire Agreement. This Agreement, together with the attached Exhibits, constitutes the entire agreement between the Parties relating to the subject matter contemplated by this Agreement and supersedes all prior agreements, whether oral or written.

         17.6. No Partnership. Nothing in this Agreement shall ever be deemed to create or constitute a partnership, joint venture or association between the Parties, or to impose a trust or partnership duty, obligation or liability on or with regard to the Parties.

         17.7. Amendment. No amendment or modification to this Agreement shall be enforceable unless reduced to writing and executed by both Parties.

         17.8. Third Parties. The provisions of this Agreement shall not impart rights enforceable by any person or entity not a Party or not a permitted successor or assignee of a Party bound by this Agreement.

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

         17.9. Waiver. No waiver by any Party of any one or more defaults by the other in the performance of any of the provisions of this Agreement shall be construed as a waiver of any other default or defaults, whether of a like kind or different nature.

         17.10. Character of Sales by OPC. The sale by OPC to LPM of OPC Energy under this Agreement does not constitute either a sale, lease, or the dedication of ownership of any OPC Resource.

         17.11. Severability. (a) Subject to the provisions of Article 16, should any provision of this Agreement for any reason be declared invalid or unenforceable by a final, non-appealable order of any court or regulatory body having jurisdiction, such decision shall not affect the validity of the remaining portions of the Agreement, and such portions shall remain in full force and effect as if this Agreement had been executed without the invalid portion. In the event any provision of this Agreement is declared invalid, the Parties shall promptly renegotiate to restore this Agreement as near as possible to its original intent and effect.

         (b) The obligations of LPI and LPM are severable under this Agreement, such that the invalidity or unenforceability of all or any portion of the obligations of LPM or LPI under this Agreement shall not affect the validity or enforceability of the obligations of the other.

         17.12. RESERVED.

         17.13. Headings. The headings used for the Articles are for convenience and reference purposes only, and shall not be construed to modify, expand, or restrict the provisions of this Agreement.

         17.14. Counterparts. This Agreement may be executed in multiple counterparts to be construed as one effective as of the Effective Date.

         17.15. LPI Obligations.

                  17.15.1. Failure of Performance of LPM. (a) In the event LPM fails, refuses, or is otherwise unable to make full and timely performance of all obligations under this Agreement, LPI unconditionally and irrevocably agrees to indemnify and hold harmless OPC from and against any cost, expense or loss associated with such breach in excess of the amounts contemplated under the Agreement. Subject to Section 10.3, OPC shall have the right to seek replacement service from any available source. Nor shall it be necessary for OPC, in order to enforce the performance of LPI under this Section, to first pursue its remedies respecting the LPM obligations under the Agreement against LPM or any other person.

                  (b) Alternatively, if OPC consents and LPI has previously obtained market rate authority from FERC, LPI may assume LPM's rights, duties, and obligations under this Agreement. OPC's approval of this alternative does not waive LPI's obligation under Section 17.15.1(a) to indemnify and hold harmless OPC from and against any cost,

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

         expense or loss associated with such breach by LPM in excess of the amounts contemplated under the Agreement.

                  (c) LPI acknowledges and agrees that it has received reasonable consideration for its guarantee of LPM's performance, and the Parties acknowledge that this consideration is unrelated to the revenue or profits earned by LPM under this Agreement.

                  17.15.2. Further Covenants of LPI. (a) Any other provision of this Agreement notwithstanding, LPI shall have neither the obligation nor the right to engage in, control or otherwise influence any FERC jurisdictional transactions under this Agreement unless LPI shall have previously obtained market rate authority from FERC and approval from OPC. Except as provided by Section 17.15.1(c) and Section 17.15.1(b) above, LPI shall not directly derive any income from any transaction under this Agreement.

                  (b) LPI agrees to indemnify and hold harmless OPC from and against any and all cost, expense, or loss in excess of amounts contemplated to be paid by OPC under this Agreement, and which arises from any or all regulatory consequences of LPI becoming a "public utility" within the meaning of the Federal Power Act, as amended.

                  (c) In the event the FERC determines that LPI is a public utility responsible for delivering Electric Energy to OPC under the terms of this Agreement, then LPI agrees to take all necessary and appropriate steps to obtain all authorizations required to perform this Agreement in accordance with its terms, and shall indemnify and hold harmless OPC for the difference, if any, between the Contract Price applicable for purchases by OPC of Electric Energy under this Agreement and the rate approved by FERC.

                  (d) LPI acknowledges that the provisions of this Section 17.15 constitute a material portion of the consideration to OPC for entering into this Agreement, and that OPC is executing this agreement in reliance on the enforceability and legality of such provisions. LPI unconditionally and irrevocably agrees not to challenge, question, or otherwise seek to undermine in any manner the enforceability or legality of this Section 17.15, and agrees to file and diligently prosecute such applications, briefs, testimony, or other pleadings as may be necessary or appropriate in connection with any Legal Proceeding to support the enforceability and legality of this Section 17.15.

                  17.15.3. No Discharge. The obligations of LPI under this
         Section 17.15 shall, to the fullest extent permitted by law, remain in full force and effect without regard to , and shall not be released, discharged or in any way affected by, (i) an amendment to the Agreement; (ii) the merger or consolidation of LPI or OPC with or into any entity, or (iii) any sale, lease or transfer of all of the assets of LPI or OPC.

         17.16. Administration. OPC and LPM recognize that Administrative Procedures are required to govern operations, such as those described in Section 4.3, under this Agreement that require coordination among OPC, LPM, and Power Marketer, or their designees. The Administrative Procedures developed pursuant to the November 1996 Agreement shall be

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

applicable to this Agreement to the same extent that such procedures are applicable to transactions and matters under the November 1996 Agreement, and the Administrative Committee shall be constituted by those same Parties, shall operate, and shall have the authority and powers set forth in Section 17.16 of the November 1996 Agreement.

         17.17. RESERVED.

         17.18. Further Assurances. If any Party reasonably determines or is reasonably advised that any further instruments or any other things are necessary or desirable to carry out the terms of the Agreement, the other Parties shall execute and deliver all such instruments and assurances and do all things reasonably necessary and proper to carry out the terms of this Agreement.

         17.19. RUS Approval. OPC shall use its best reasonable efforts to obtain RUS approval of the long term arrangement contemplated in Section 6.1(c).

         17.20. Other. LPM agrees that if at any time during the Term it is asked to supply Electric Energy to any OPC member cooperative (other than indirectly as contemplated herein, including supplies to Customer Choice Customers under Section 2.4) then LPM shall either (i) decline to supply such Electric Energy or (ii) offer to supply such Electric Energy through OPC or its designee.

         17.21. Novation of Interim Agreement. The Parties agree that upon the execution of this Agreement by each of the Parties, this Agreement shall act as a novation of the Interim Agreement. All transactions entered into between the Parties pursuant to the Interim Agreement shall be treated for all purposes as if such transactions had been entered into pursuant to the terms and conditions of this Agreement.


** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                  IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers and copies delivered to each Party.

OGLETHORPE POWER CORPORATION


By:    /s/                           Attest: /s/
       T. D. Kilgore                       -----------------------------
Title: President and Chief                  Patricia Nash
       Executive Officer             Title: Assistant Secretary


LG&E POWER MARKETING INC.


By: /s/James W. Kasee                Attest: /s/
                                            -----------------------------
Title: Vice President                       David G. Schwartz
                                     Title: Secretary


LG&E POWER INC.


By: /s/ Scott S. Nuell               Attest: /s/
                                            ----------------------------
Title: Senior Vice President                David G. Schwartz
                                     Title: Secretary

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                                   SCHEDULE A

                                   Definitions

         [**]

         [**]

         "Administrative Committee" means the committee described in Section 17.16.

         "Administrative Procedures" mean the procedures developed by LPM, OPC and Power Marketer pursuant to Section 17.16, which procedures address the Scheduling and dispatch of the OPC Resources.

         "Affiliate" means, with respect to any person, any other person (other than an individual) that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. For this purpose, "control" means the direct or indirect ownership interest of more than fifty (50) percent of the outstanding capital stock or other equity interests having ordinary voting power.

         [**]

         [**]

         "Assignment for Security" has the meaning specified in Section 17.1.2.

         "Bankruptcy Proceeding" means, with respect to a Party, that such Party
(i) makes any general assignment or any general arrangement for the benefit of creditors, (ii) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy or similar law for the protection of creditors, or has such a petition involuntarily filed against it and such petition is not withdrawn or dismissed within thirty (30) days after such filing, (iii) otherwise becomes bankrupt or insolvent (however evidenced), or (iv) is unable to pay its debts as they fall due.

         "Business Day" means a day on which the Federal Reserve Member Banks in New York City are open for business; and a Business Day shall open at 8:00 a.m. and close at 5:00 p.m. local time for each Party's principal place of business.

         "Buyer" means either LPM or OPC, as the case may be, when it is the Party who is obligated to purchase and receive, or cause to be received, Electric Energy in connection with a sale hereunder.

         "Claims" means all claims or actions, threatened or filed and whether groundless, false or fraudulent, that directly or indirectly relate to the subject matter of an indemnity, and the resulting losses, damages, expenses, attorneys' fees and court costs, whether incurred by

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

settlement or otherwise, and whether such claims or actions are threatened or filed prior to or after the termination of this Agreement.

         "Computer Tapes" has the meaning specified in Section 7.3.

         "Confidential Information" means this Agreement and any other written data or information (or an oral communication if the party requesting confidentiality for such oral communication promptly confirms such communication in writing) which is privileged, confidential or proprietary or which constitutes a trade secret under the Georgia Trade Secrets Act of 1990, except information which (i) is a matter of public knowledge at the time of its disclosure or is thereafter published in or otherwise ascertainable from any source available to the public without breach of this Agreement, (ii) constitutes information which is obtained from a third party (who or which is not an Affiliate of one of the Parties) other than by or as a result of unauthorized disclosure, or (iii) prior to the time of disclosure had been independently developed by the receiving Party or its Affiliates not utilizing improper means.

         "Contract Price" means the price in United States dollars (per MWh) to be paid by Buyer to Seller for the purchase of Electric Energy that is Scheduled or Properly Requested pursuant to this Agreement.

         "Contract Quantity" means the amount of Electric Energy that Seller agrees to sell and deliver, or cause to be delivered, to Buyer and Buyer agrees to purchase and receive, or cause to be received, from Seller pursuant to the terms of this Agreement.

         "Control Area" means an electric power system or combination of electric power systems to which a common automatic generation control scheme is applied.

         "CPR" has the meaning specified in Section 14.1(d).

         "CPT" means Central Prevailing Time and refers to the time in effect in the Central Time Zone of the United States, whether Central Standard Time or Central Daylight Savings Time.

         "CSA" means that certain Coordination Services Agreement between Georgia Power Company and Oglethorpe Power Corporation (An Electric Membership Generation and Transmission Corporation), dated as of November 12, 1990, as amended from time to time.

         "Customer Choice Customer" means a retail customer or prospective customer of a Participating Member which has a choice of supplier under Georgia law as defined under the Georgia Territorial Electric Services Act, whether or not such customer exercises its rights under the applicable statute on or after the Effective Date of this Agreement, but shall not include any such retail customer whose requirements are being served by a Participating Member, under an existing agreement or rate schedule as of the Effective Date until after expiration of the applicable agreement or rate schedule.

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

         "Customer Choice Load" means the Electric Energy requirements of Customer Choice Customers.

         "Customer Choice Price" means the price at which LPM will serve LPM's Share of Participating Member Customer Choice Load, as set forth in Exhibit 5.3 in the case of Customer Choice Customers described in Section 2.4(a), and as set forth in the applicable bid accepted by OPC in the case of Customer Choice Customers described in Section 2.4(b). In the case of the Customer Choice Customers described in Section 2.4(a), the applicable price set forth in Exhibit
5.3 shall be the price stated for the Participating Member listed in such
Exhibit in whose service territory, as depicted in Exhibit 18, the Customer Choice Customer is located. If a Customer Choice Customer described in Section 2.4(a) is not located in the service territory of a Participating Member listed on Exhibit 5.3, including a Customer Choice Customer within another supplier's service territory that is physically within the boundaries of an EMC's service territory, the applicable Customer Choice Customer Price shall be such price as LPM may bid and such Customer Choice Customer shall accept.

         "Defaulting Party" has the meaning specified Section 13.1.

         [**]

         "Dispatchable Resources" means the OPC Resources that are so designated in Exhibit 3.2(i).

         [**]

         "Effective Date" has the meaning specified in Section 6.1.

         "Electric Energy" means energy in the form of electricity expressed in megawatt-hours (MWh) (or in kilowatt-hours when energy is measured at the points of delivery to the EMCs).

         "EMC" means an electric membership corporation as defined in Section 46-3-171(3) of the Georgia Electric Membership Corporation Act.

         "EMC Contract" means one of those certain Wholesale Power Contracts between OPC and an EMC, which contract is dated on or after December 1, 1988, as restated and/or amended from time to time, pursuant to which OPC sells and such EMC purchases certain Electric Energy required to meet the energy requirements of its customers for the operation of its system.

         "EMC Metering Point" means that certain point at which deliveries of Electric Energy to each EMC, respectively, are measured and received pursuant to the EMC Contracts.

         "Energy Cost" with respect to the OPC Energy under both this Agreement and the November 1996 Agreement [**]

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

         "Equitable Defenses" means bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and with regard to equitable remedies, the discretion of the court before which proceedings to obtain the same may be pending.

         "Event of Default" has the meaning specified in Section 13.1.

         "FERC" means the Federal Energy Regulatory Commission or any successor agency which enforces the Federal Power Act, as amended from time to time.

         "FOB the Plant" means FOB railcar or FOB truck at Plant Wansley or Plant Scherer, as applicable, at LPM's expense for unloading by OPC at OPC's expense.

         "Force Majeure" means an event which is not within the reasonable control of the Party (or, in the case of third party obligations or facilities, the third party) claiming suspension (the "Claiming Party"), and which by the exercise of due diligence the Claiming Party is unable to overcome in a commercially reasonable manner or obtain or cause to be obtained a commercially reasonable substitute performance therefor. Force Majeure includes, but is not restricted to: [**]

         [**]

         "GPC" means Georgia Power Company.

         "GSOC" means Georgia System Operations Corporation, a non-profit corporation organized under the laws of the State of Georgia, or any successor thereto.

         "GTC" means Georgia Transmission Corporation, an electric membership corporation organized and existing under Title 46 of the Official Code of Georgia Annotated, or any successor thereto.

         "Hartwell" means the simple cycle gas turbine Units 1 and 2, as described in the power purchase agreement between OPC and Hartwell Energy Limited Partnership, which is listed on Exhibit 3.2(i).

         "Impasse Notice" has the meaning specified in Section 14.1(b).

         "Integrated Transmission System" or "ITS" means the Transmission Facilities as defined in the Revised and Restated Integrated Transmission System Agreement between Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation) and Georgia Power Company, dated as of November 12, 1990, as amended from time to time.

         "Interest Rate" means the Prime Rate plus two percent, or the maximum lawful rate permitted by applicable Law, whichever is less.

         "Interruptible Load" means any load that can be interrupted in a power control center.

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

         "Interval" means an hour, or such other period of time as the Administrative Committee may determine is appropriate in accordance with the provisions of Section 17.16.

         "ITS Loss Factor" means the Participating Member transmission loss factor determined from time to time pursuant to the ITSA applicable to deliveries of Electric Energy from any point on the ITS to any Participating Member Metering Point, [**]

         "ITSA" means the Revised and Restated Integrated Transmission System Agreement between Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation) and Georgia Power Company, dated as of November 12, 1980, as amended from time to time.

         "Law" means any law, rule, regulation, order, writ, judgment, decree or other legal or regulatory determination by a court, regulatory agency or governmental authority of competent jurisdiction.

         "Legal Proceeding" means any suit, proceeding, judgment, ruling or order by or before any court or any governmental authority.

         "Level B-1" means the high side of the step-up transformer of a generating plant that is an OPC Resource, or other input to the transmission system (other than Points of Interconnection), either of which interconnects directly into the ITS. Exhibit 1.43 illustrates Level B-1.

         "LG&E Parties" means LPM and LPI.

         "LPI" means LG&E Power Inc., or any successor thereto.

         "Long Term Commencement Date" has the meaning specified in Section 6.1(c).

         "LPM" means LG&E Power Marketing Inc., or any successor thereto.

         "LPM Off-System Sales Price" has the meaning specified in Section 5.3.

         "LPM Sales Price" means [**] the price for Electric Energy set forth for the applicable period in Exhibit 5.3.

         "LPM's Share of Participating Member Customer Choice Load" means the applicable percentage of Customer Choice Load served by the Participating Member with Electric Energy acquired by OPC at the Contract Price established in
Section 5.3(ii) or 5.3(iii), as determined in accordance with the provisions of
Section 2.4.

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

         "LPM's Share of Participating Member Load" means the percentage reflected in Exhibit 1.62 of each Participating Member.

         "LPM's Share of Participating Member Off-System Sales" means 5.822% of OPC's Off-System Sales under the OPC Off-System Sales Contract listed in Exhibit 2.1, and the applicable percentage to which LPM expressly commits in writing for OPC Off-System Sales under other OPC Off-System Sales Contracts by specific reference to this Agreement.

         "LPM's Share of OPC Resources" means the percentage of each OPC Resource, or portion thereof, shown on Exhibit 3.3.

         "Must Run Resources" means the OPC Resources that are so designated in
Exhibit 3.2(i).

         "MWh" means megawatt-hour.

         "Negotiation Period" has the meaning specified in Section 14.1(b).

         "NERC" means the North American Electric Reliability Council.

         "Non-Defaulting Party" has the meaning specified in Section 13.2.

         "Non-Summer Period" has the meaning specified in Section 5.4.7.

         "Non-Territorial Contractual Delivery Obligations" means an obligation, based on a quantity of capacity, energy, or both, which an ITS participant is contractually committed to deliver or make available from or through the ITS to a nonterritorial entity, as further defined in the ITSA.

         "Notifying Party" has the meaning specified in Section 13.1.1.

         [**]

         "OASIS" means Open Access Same-Time Information System, the information system and standards of conduct contained in Part 37 of the FERC's regulations (18 C.F.R. Part 37), as amended from time to time.

         "OPC Contracts" means, as of a particular date, all EMC Contracts, the CSA, other contracts, operating procedures and understandings (whether written or oral, and if oral, written statements of the terms thereof) in effect on such date affecting OPC's rights and obligations with respect to OPC Resources and to the ITS.

         "OPC Energy" means all of the available Electric Energy which OPC owns, purchases or otherwise has a right to take from OPC Resources.

         "OPC Load" has the meaning set forth in the November 1996 Agreement.

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

         "OPC Off-System Sales" means transactions undertaken by OPC or any Participating Member pursuant to the OPC Off-System Sales Contracts.

         "OPC Off-System Sales Contracts" means the contract listed on Exhibit
2.1 and, subject to the consent of LPM as to those contracts for which LPM will supply Electric Energy under this Agreement, contracts entered into after the Effective Date, between OPC or a Participating Member and third parties whose facilities are not directly inter-connected to the facilities of either GTC or a Participating Member, pursuant to which OPC or a Participating Member sells Electric Energy to such third parties.

         "OPC Resources" means the capacity entitlement or other rights with respect to generating facilities from which, or power purchase contracts, or other contracts or agreements, under which OPC is required or has the right to take, purchase or otherwise acquire Electric Energy during the Term and which, are listed in Exhibit 3.2(i).

         "OPC Restructuring" means the transaction by which OPC shall restructure to divide its business and assets into three specialized companies and, among other things, place its transmission assets into GTC.

         "Other Records" has the meaning specified in Section 7.3.

         "Participating Member" means Coweta-Fayette EMC and Sawnee EMC as listed in Exhibit 1.62.

         "Participating Member Load" means, as of a particular Interval, the entire Electric Energy requirements (including the requirements of any retail customer with a choice of supplier under applicable Law, which customer is being served by a Participating Member as of the Effective Date) of the Participating Member listed in Exhibit 1.62, measured at each Participating Member Metering Point, after reducing such requirements to reflect the Participating Members' aggregate allocation of SEPA Energy Scheduled for delivery to the Participating Members and after reducing such requirements to reflect the Participating Member's allocated share of total Electric Energy purchased by OPC under contracts with Qualifying Facilities entered into after the Effective Date; provided, that Participating Member Load shall not include requirements for sales for resale of Electric Energy (i) by OPC other than sales for resale to a Participating Member; or (ii) by a Participating Member, other than to load physically located within the service territory assigned to such Participating Member as of the Effective Date, as reflected in Exhibit 18.

         "Party" means OPC, LPM, or LPI, as applicable, including permitted assignees of each pursuant to this Agreement.

         "Plant Hatch" means the Edwin I. Hatch Nuclear Plant, consisting of two nuclear generating facilities (and associated common facilities) having a current name plate capacity of 810 MW for Unit 1 and 820 MW for Unit 2.

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

         "Plant Scherer" means the Robert W. Scherer Plant, consisting of two coal generating facilities (and associated common facilities) having a current total name plate capacity (including interests of all owners) of 818 MW for Unit 1 and 818 MW for Unit 2.

         "Plant Vogtle" means the Alvin W. Vogtle Nuclear Plant, consisting of two nuclear generating facilities (and associated common facilities) having a current total name plate capacity (including interests of all owners) of 1160 MW for Unit 1 and 1160 MW for Unit 2.

         "Plant Wansley" means the Hal B. Wansley Plant, consisting of two coal generating facilities (and associated common facilities) having a current total name plate capacity (including interests of all owners) of 865 MW for Unit 1 and 865 MW for Unit 2.

         [**]

         "Power Marketer" means a third party who is authorized by the FERC to sell Electric Energy at market-based, negotiated rates, and with whom OPC contracts on a long-term basis for the purchase of Electric Energy required to supply the portion of OPC Load not supplied under this Agreement or the November 1996 Agreement.

         "Prime Rate" means for any date, the per annum rate of interest announced from time to time by Citibank, N.A., as its "prime" rate for commercial loans, effective for such date as established from time to time by such bank.

         "Properly Requested" or "Properly Requests" means that LPM has notified or notifies OPC of specified amounts of OPC Energy that LPM desires to purchase from specific OPC Resources at specified times during the Term in accordance with Section 4.3; provided, that any such request must be consistent with the terms of this Agreement, the OPC Contracts, and the Administrative Procedures; and provided, further, that all Electric Energy attributable to LPM's Share of OPC Resources that are Must Run Resources (which LPM is obligated to purchase pursuant to Section 2.2.1) shall be deemed to be Properly Requested for purposes of this Agreement.

         "Prudent Utility Practice" means any of the practices, methods and acts engaged in or approved by a significant portion of the electric industry during the relevant time period, or any of the practices, methods and acts that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at lowest reasonable cost consistent with good business practices, reliability, safety, and expedition. Prudent Utility Practice is not intended to be limited to the optimum practice, method or act, to the exclusion of all others, but rather to include a spectrum of possible practices, methods, or acts generally acceptable in the region in light of the circumstances.

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

         "Qualifying Facility" means a facility as defined in Section 210 of the Public Utilities Regulatory Policy Act of 1978, as amended, and applicable FERC regulations promulgated thereunder.

         "Regulatory Approvals" means all current and future valid and applicable orders, approvals, consents, authorizations, permits or certificates issued by any courts or regulatory bodies (state or federal) having jurisdiction over a Party, this Agreement, or the performance hereof.

         [**]

         "Representatives" has the meaning specified in Section 7.1.

         "Rocky Mountain" means the Rocky Mountain Pumped Storage Hydroelectric Generating Facility.

         "RUS" has the meaning specified in Section 12.l(iii).

         "Sales Price" has the meaning specified in Section 2.5(b).

         "Scheduling," "Scheduled" or "Schedule" means or relates to the acts of Seller, Buyer and their designated representatives, including each Party's Transmission Providers, if applicable, of notifying, requesting and confirming to each other the quantity of Electric Energy to be delivered in each Interval on any given day or days at a specified Delivery Point.

         "Seller" means either LPM or OPC, as the case may be, when it is the Party who is obligated to sell and deliver, or cause to be delivered, Electric Energy.

         "SEPA" means the Southeastern Power Administration, a federal agency of the United States Government, or any successor.

         "SEPA Contracts" means those certain power purchase and sale agreements between each Participating Member and SEPA pursuant to which each Participating Member purchases Electric Energy from SEPA.

         "SEPA Energy" means the aggregate amount of Electric Energy Scheduled for delivery to the Participating Members pursuant to the SEPA Contracts.

         "SERC" means the Southeastern Electric Reliability Council or any successor.

         "Statement" has the meaning specified in Section 8.1.

         [**]

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

         "Taxes" means any or all ad valorem, property, occupation, severance, generation, first use, conservation, Btu or energy, transmission, utility, gross receipts, privilege, sales, use, consumption, excise, lease, transaction, and other or new Taxes, governmental charges, licenses, fees, permits and assessments, or increases therein, other than taxes based on net income or net worth.

         "Term" has the meaning specified in Section 6.1.

         [**]

         [**]

         [**]

         "Transmission Provider" means the entity or entities transmitting Electric Energy on behalf of Seller or Buyer to or from the Delivery Point(s) in connection with a particular purchase or sale.

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                                EXHIBIT 1.25(iii)

                     Energy Costs for Certain OPC Resources

--------------------------------------------------------------------------------
OPC Resource                                  Costs Included in Energy Cost
--------------------------------------------------------------------------------
Big Rivers                                    [**]
--------------------------------------------------------------------------------
GPC                                           [**]
     Block 1
     Block 2
     Block 4
     Block 5
     Block 6
--------------------------------------------------------------------------------
Florida Power Corp.                           [**]
--------------------------------------------------------------------------------
Entergy Power Inc.                            [**]
--------------------------------------------------------------------------------

----------
** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                                EXHIBIT 1.25(iv)

         Energy Costs Paid by LPM for Certain Qualifying Facilities[**]

                    Year            Energy Charges ($/MWh)
                    ----            ----------------------

                    1997                     [**]

                    1998                     [**]

                    1999                     [**]

   [**]

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                                  EXHIBIT 1.43

                                Level B-1 Diagram

                    [Diagram Omitted From Electronic Filing]

                                  EXHIBIT 1.62

                              Participating Members

          EMC                                Percent of Requirements
          ---                                -----------------------
          COWETA-FAYETTE EMC                           50%
          SAWNEE EMC                                   50%

                                   EXHIBIT 2.1
                           Off-System Sales Contracts

Sales Agreement with Alabama Electric Cooperative ("AEC"), dated March 31, 1994.

                                  EXHIBIT 2.2.1
                                   Page 1 of 1

                                      [**]

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                                  EXHIBIT 2.2.2
                                   Page 1 of 1

                                      [**]

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                                 EXHIBIT 3.2(i)

                                OPC Resources(1)

                                            ------------------------------------
Type of Resource    OPC Resources
                    that are Dispatch-           Minimum           Maximum
                    able                     (OPC Resource)    (OPC Resource)
                    Resources                     (MW)              (MW)
                                            ------------------------------------
Generating Units    Rocky Mountain 1              110.0             210.9
                                            ------------------------------------
                    Rocky Mountain 2              110.0             210.9
                                            ------------------------------------
                    Rocky Mountain 3              110.0             210.9
                                            ------------------------------------
                    Scherer(2)                    195.0             496.2
                                            ------------------------------------
                    Scherer 2(2)                  195.0             498.0
                                            ------------------------------------
                    Tallassee                      N/A                2.0
                                            ------------------------------------
                    Wansley 1(3)                  121.0             253.8
                                            ------------------------------------
                    Wansley 2(3)                  122.0             253.8
                                            ------------------------------------
                                                                16.2 (summer)
                    Wansley CT                     N/A          19.8 (winter)
                                            ------------------------------------


                                            ------------------------------------
                                                 Minimum           Minimum
                                             (OPC Resource)    (OPC Resource)
                                                  (MW)              (MW)
                                            ------------------------------------
 Purchased Power    GPC Block 1(4)                100               215
                                            ------------------------------------
                    GPC Block 2(4)                100               215
                                            ------------------------------------
                    GPC Block 4(4)                100               215
                                            ------------------------------------
                    GPC Block 5(4)                  0               107
                                            ------------------------------------
                    GPC Block 6(4)                  0               108
                                            ------------------------------------
                    Big Rivers                     25               100
                                            ------------------------------------
                    Entergy                        25               100
                                            ------------------------------------

----------
(1) The figures contained in this Exhibit shall not serve to limit the actual output available from any OPC Resource.

(2) Scherer minimum could be 330 MW if Georgia Power is not taking electric energy from its ownership share of the generating facility.

(3) Wansley minimum could be 430 if other co-owners are not taking electric energy from their ownership share of the generating facility.

(4) 100% availability - minimum applies when energy is being scheduled under the particular block.

                                 EXHIBIT 3.2(i)

                                  (continued)

                                                74 (summer)      148 (summer)
                    Hartwell 1(5)               91 (winter)      182 (winter)
                                            ------------------------------------
                                                74 (summer)       148 (summer)
                    Hartwell 2(5)               91 (winter)       182 (winter)
                                            ------------------------------------
                    Florida Power(6)                0             50 (1997)
                                                                 275 (1998)
                                            ------------------------------------

                    OPC Resources           ------------------------------------
                    that are                     Minimum           Maximum
                    Must Run                 (OPC Resource)    (OPC Resource)
                    Resources                     (MW)              (MW)
                                            ------------------------------------
 Generating Units   Hatch 1                        N/A              234.9
                                            ------------------------------------
                    Hatch 2                        N/A              242.1
                                            ------------------------------------
                    Vogtle 1                       N/A              348.6
                                            ------------------------------------
                    Vogtle 2                       N/A              348.6
                                            ------------------------------------
Purchased Power     QF                             N/A               15.6
                                            ------------------------------------

----------
(5) Unit minimums are governed by Section 7.2.1 of PPA: "Unit to be dispatched at a level no less than 50% of the maximum operating levels." See Schedule K of the Hartwell PPA for minimum and maximum capacities at certain temperatures. If unit is on AGC, unit minimum is 100 MW and maximum is 150 MW. Hartwell unit operation constrained to no more than 2500 hours per unit annually.

(6) Available only during 1997 and 1998 in the months of June through September.

                         OPC Resources and OPC Contracts

OPC Resource                    Operations Governed By
------------                    ----------------------

Georgia Power Blocks            Block Power Sale Agreement between Georgia Power
                                Company and OPC, dated as of November 12, 1990.
                                Letters dated as of December 30, 1992 and December 8, 1993, extending term of Block Power
                                Sale Agreement. Letter dated as of August 30,
                                1994, electing to reduce capacity OPC is obligated to purchase under Block Power Sale
                                Agreement.

Vogtle, Units 1 & 2             Alvin W. Vogtle Nuclear Units Numbers One and
                                Two Purchase and Ownership Participation
                                Agreement among Georgia Power Company, OPC,
                                Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of August 27, 1976;
                                Amendment, dated as of January 18, 1977;
                                Amendment Number Two, dated as of February 24,
                                1977. Alvin W. Vogtle Nuclear Units One and Two
                                Operating Agreement among Georgia Power Company,
                                OPC, Municipal Electric Authority of Georgia and
                                City of Dalton, Georgia, dated as of August 27,
                                1976.

Hatch, Units 1 & 2              Edwin I. Hatch Nuclear Plant Purchase and
                                Ownership Participation Agreement between
                                Georgia Power Company and OPC, dated as of January 6, 1975. Hatch Operating Agreement between Georgia Power Company and OPC, dated as of January 6, 1975.

Scherer, Units 1 & 2            Plant Robert W. Scherer Units Numbers One and
                                Two Purchase and Ownership Participation
                                Agreement among Georgia Power Company, OPC,
                                Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of May 15, 1980;
                                Amendment, dated as of December 30, 1985;
                                Amendment Number Two, dated as of July 1, 1986;
                                Amendment Number Three, dated as of August 1,
                                1988; Amendment Number Four, dated as of
                                December 31, 1990. Plant Robert W. Scherer Units
                                Numbers One and Two Operating Agreement among
                                Georgia Power Company, OPC, Municipal Electric
                                Authority of Georgia and City of Dalton,
                                Georgia, dated as of May 15, 1980; Amendment, dated as of December 30, 1985; Amendment Number
                                Two, dated as of December 31, 1990. Plant
                                Scherer Managing Board Agreement among Georgia
                                Power Company, OPC, Municipal Electric Authority of Georgia and City of Dalton, Georgia, dated as of December 31, 1990. Letter of Intent re: Use of Eastern and Western Coal at Scherer, dated as of January 16, 1992; Letter Agreement re:
                                Capital Modifications and Expenditures for the use of Western Coal at Plant Scherer, dated as of July 7, 1992 (partially executed). Letter
                                Agreement re: Additional Amendments to the Scherer and Wansley Agreements, dated as of December 31, 1990.

Wansley, Units 1, 2, & CT       Plant Hal B. Wansley Purchase and Ownership
                                Participation Agreement between Georgia Power
                                Company and OPC, dated as of March 26, 1976;
                                Plant Hal Wansley Operating Agreement between
                                Georgia Power Company and OPC, dated as of March
                                26, 1976. Plant Hal Wansley Combustion Turbine
                                Agreement between Georgia Power Company and OPC, dated as of August 2, 1982; Amendment dated as of October 20, 1982.

Tallassee, Units 1 & 2          No Operative Documents.

Big Rivers Purchase             Long Term Firm Power Purchase Agreement between
                                Big Rivers Electric Corporation and OPC, dated as of December 17, 1990. Letter dated March 12,
                                1992. Long Term Firm Power Purchase Agreement, dated as of July 19, 1989, by and between OPC and Big Rivers Electric Corporation.

Entergy Purchase                Unit Capacity and Entergy Purchase Agreement
                                between OPC and Entergy Power, Incorporated, dated as of October 11, 1990, Amendment dated
                                September 29, 1992.

Hartwell Energy Limited
Partnership Purchase            Power Purchase Agreement between OPC and
                                Hartwell Energy Limited Partnership, dated as of
                                June 12, 1992. Agreement for Purchase of 230KVS
                                Switchyard and ITS Interconnection Facilities
                                Agreement, dated as of August 31, 1992.

Rocky Mountain Pumped
Storage Resource                Rocky Mountain Pumped Storage Hydroelectric
                                Project Ownership Participation Agreement, dated as of November 18, 1988, by and between OPC and Georgia Power Company. Rocky Mountain Pumped
                                Storage Hydroelectric Project Operating
                                Agreement by and between OPC and Georgia Power
                                Company, dated as of November 18, 1988. Pumped
                                Storage Hydroelectric Project Option Agreement, dated as of November 18, 1988. Reciprocity
                                Letter Agreement, dated as of November 18, 1988.
                                Letters Relating to Rocky Mountain (Title
                                Defects Letter; Floyd County Prepayment Letter;
                                Letter Re: Other Commitments; Letter Re: Cost of
                                Construction).

QF Agreements                   Interconnection Policy of OPC and Members for
                                Cogeneration and Small Power Producers, dated as of January, 1994. Agreement for Purchase of
                                Power from Georgia Waste Systems, Inc., dated
                                January 1993. Agreement for Purchase of Power from Southeast Paper Manufacturing Co., dated as of February 29, 1988; Amendment, dated as of November 11, 1991. Agreement for Purchase of
                                Power from Spartan Mills, dated as of April 6,
                                1992. Agreement for Purchase of Power from
                                Buckeye Cellulose Corporation, executed August
                                6, 1983. Amendment dated September 21, 1993;
                                Second Amendment dated February 11, 1985; Third
                                Amendment dated December 10, 1991; and Fourth
                                Amendment dated September 1, 1996.

Other Agreements
----------------

Integrated Transmission
System Agreement                Revised and Restated Integrated Transmission
                                System Agreement between OPC and Georgia Power
                                Company, dated as of November 12, 1990. ITSA,
                                Power Sale and Coordination Umbrella Agreement between OPC and Georgia Power Company, dated as of November 12, 1990.

Coordination Services           Coordination Services Agreement between Georgia
                                Power Company and OPC, dated as of November 12,
                                1990.

Transmission O&M                Transmission Facilities Operation and
                                Maintenance Contract between Georgia Power
                                Company and OPC, dated as of June 9, 1986.

ITS Transfer Capability         Purchase of TVA ITS Interface capability from
                                Municipal Electric Authority of Georgia to OPC dated December 17, 1990. Purchase of TVA ITS
                                Interface capability from GPC to OPC dated
                                November 12, 1990. Sale of FLA ITS Interface capability to GPC and from OPC dated
                                May 30, 1995.

SEPA SEPA Contract No. 89-00-1501-912 between SEPA and OPC dated May 28, 1991 and amended in Supplemental Agreement No. 1 dated November 26, 1991, Supplemental Agreement No. 2 dated May 23, 1994, Supplemental Agreement No. 3 dated January 30, 1995. SEPA Contract No. 89-00-1501-916 between SEPA and OPC dated December 29, 1993 and amended in Supplemental Agreement No. 1 dated June 17, 1994, Supplemental Agreement No. 2 dated July 28, 1995, Supplemental Agreement No. 3 dated November 24, 1995.

Operating Procedures            Rocky Mountain Pumped Storage Hydroelectric
                                Plant Coordination Procedures Agreement between
                                Oglethorpe Power Corporation and Georgia Power
                                Company effective June 1, 1995. Plant Scherer
                                Units #1 and #2 Dispatch Procedures Rev. 6.
                                Hartwell Energy Facility Operation and
                                Maintenance Procedure for Unit Dispatch
                                effective June 6, 1994. Operating Procedures for use between System Control Center and Rocky Mountain Plant effective
                                November 18, 1994.

                                 EXHIBIT 3.2(ii)

                                      [**]

OPC Resource                Total Forced             Loss Factor
------------                ------------             -----------
                           and Scheduled
                           -------------
                            Outage Rate
                            -----------
                           --------------------------------------
Hatch 1(7)                     [**]                     [**]
                           --------------------------------------
Hatch 2(7)                     [**]                     [**]
                           --------------------------------------
Rocky Mountain                 [**]                     [**]
                           --------------------------------------
  o Unit 1                     [**]                     [**]
                           --------------------------------------
  o Unit 2                     [**]                     [**]
                           --------------------------------------
  o Unit 3                     [**]                     [**]
                           --------------------------------------
Scherer 1                      [**]                     [**]
                           --------------------------------------
Scherer 2                      [**]                     [**]
                           --------------------------------------
Tallassee 1 & 2                [**]                     [**]
                           --------------------------------------
Vogtle 1(7)                    [**]                     [**]
                           --------------------------------------
Vogtle 2(7)                    [**]                     [**]
                           --------------------------------------
Wansley 1                      [**]                     [**]
                           --------------------------------------
Wansley 2                      [**]                     [**]
                           --------------------------------------
Wansley CT                     [**]                     [**]
                           --------------------------------------

----------
(7) Nuclear planned outages exclude ramp down period prior to full expected planned outages above.
** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                                   EXHIBIT 3.3

                          LPM's Share of OPC Resources

     Resource                                    Percentage Share

Plant Hatch
      Unit 1                                     5.822% of unit
      Unit 2                                     5.822% of unit
Plant Vogtle
      Unit 1                                     5.822% of unit
      Unit 2                                     5.822% of unit
Plant Scherer
      Unit 1                                     5.822% of unit
      Unit 2                                     5.822% of unit
Plant Wansley
      Unit 1                                     5.822% of unit
      Unit 2                                     5.822% of unit
        CT                                       5.822% of unit
Rocky Mountain
      Unit 1                                     5.822% of unit
      Unit 2                                     5.822% of unit
      Unit 3                                     5.822% of unit
Tallassee                                        5.822% of total plant

Hartwell-Units 1 and 2                           5.822% of total plant
Big Rivers Contract                              5.822% of contract entitlement
Entergy                                          5.822% of contract entitlement
GPC Block 1                                      5.822% of contract entitlement
GPC Block 2                                      5.822% of contract entitlement
GPC Block 4                                      5.822% of contract entitlement
GPC Block 5                                      5.822% of contract entitlement
GPC Block 6                                      5.822% of contract entitlement
Florida Power Corp.                              5.822% of contract entitlement
Southwire Company (QF)                           5.822% of contract entitlement
Herschel Webster (QF)                            5.822% of contract entitlement
Georgia Waste Systems, Inc. (QF)                 5.822% of contract entitlement
Southeast Paper Manufacturing Co. (QF)           5.822% of contract entitlement
Spartan Mills (QF)                               5.822% of contract entitlement

                                 EXHIBIT 4.1(b)
                                      [**]


** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                                   EXHIBIT 5.3

                                      [**]

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                                EXHIBIT 5.4.1(a)
                                   Page 1 of 4

                                      [**]

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                                EXHIBIT 5.4.1(a)
                                   Page 2 of 4

                                      [**]

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                                EXHIBIT 5.4.1(a)
                                   Page 3 of 4

                                      [**]

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                                EXHIBIT 5.4.1(a)
                                   Page 4 of 4

                                      [**]

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                                EXHIBIT 5.4.1(b)
                                   Page 1 of 1

                                      [**]

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                                  EXHIBIT 5.4.5
                                   Page 1 of 1

                                      [**]

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                                  EXHIBIT 5.4.6

                                      [**]

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                                EXHIBIT 5.4.7(a)
                                   Page 1 of 4

                                      [**]

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                                EXHIBIT 5.4.7(a)
                                   Page 2 of 4

                                      [**]

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                                EXHIBIT 5.4.7(a)
                                   Page 3 of 4

                                      [**]

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                                EXHIBIT 5.4.7(a)
                                   Page 4 of 4

                                      [**]

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                                EXHIBIT 5.4.7(b)
                                   Page 1 of 1

                                      [**]

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                                EXHIBIT 5.4.8(a)
                                   Page 1 of 3

                                      [**]

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                                EXHIBIT 5.4.8(a)
                                   Page 2 of 3

                                      [**]

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                                EXHIBIT 5.4.8(a)
                                   Page 3 of 3

                                      [**]

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                                EXHIBIT 5.4.8(b)
                                   Page 1 of 1

                                      [**]

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                                  EXHIBIT 17.2

                               Notices and Payment

                          LG&E Power Marketing, Inc.:

NOTICES AND CORRESPONDENCE               PAYMENTS

LG&E Power Marketing Inc.                PNC Bank, KY
12500 Fair Lake Circle, Ste. 350         for LG&E Power Marketing, Inc.
Fairfax, VA 22033-3804                   [**]
Attn: President                          [**]
FAX # (703) 968-7145                     Confirmation: LG&E Power Marketing Inc.
                                         Credit and Collections
                                         Attn: Accounts Payable
                                         FAX # (502) 627-4177

[**]

INVOICES

LG&E Power Marketing, Inc.
220 West Main Street
Louisville, KY 40202
Attn: Trading Accounts Payable,
      7th Floor
FAX # (502) 627-4177

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.

                         Oglethorpe Power Corporation:

NOTICES AND CORRESPONDENCE            PAYMENTS

2100 East Exchange Place              SunTrust Bank Atlanta
P.O. Box 1349                         for Oglethorpe Power Corporation Master
Tucker, Georgia 30085-1349            Account
Attn:  Manager, System Control        [**]
FAX# (404) 270-7663                   [**]
                                      Confirmation: Oglethorpe Power Corporation
                                                    Samantha Cofield
                                                    Phone: (770) 270-7191
                                                    Fax:   (770) 270-7872

** Material has been omitted pursuant to a request to the Commission for confidential treatment and has been filed separately with the Commission.